SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PHARMANET DEVELOPMENT GROUP, INC.

(Name of Registrant as Specified In Its Charter)
Not Applicable

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

504 Carnegie Center
Princeton, New Jersey 08540
To Our Stockholders:
     You are cordially invited to attend the 2008 Annual Meeting of Stockholders of PharmaNet Development Group, Inc., which will be held at 9:30 a.m. local time on June 4, 2008, at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey 08540.
     The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting.
     It is important that your shares be represented at this meeting to ensure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your shares represented by either voting via the internet or by telephone as described on the enclosed proxy card, or alternatively signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your shares will be voted in accordance with the instructions you have given in your proxy.
     Thank you for your continued support.

Sincerely,

Jeffrey P. McMullen
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OF
PHARMANET DEVELOPMENT GROUP, INC.
     To All PharmaNet Development Group, Inc. Stockholders:
     We are pleased to invite you to attend the Annual Meeting of Stockholders of PharmaNet Development Group, Inc., which will be held at 9:30 a.m. local time on June 4, 2008, at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey 08540, for the following purposes:
     1. To elect seven members to our Board of Directors to serve a one-year term;
     2. To approve an amendment and restatement of the PharmaNet Development Group, Inc. 2004 Employee Stock Purchase Plan to (i) increase the number of shares of common stock reserved for issuance under the Purchase Plan from 550,000 shares to 700,000 shares and (ii) effect various technical revisions to facilitate the administration of the Purchase Plan and maintain its compliance with applicable laws and regulations;
     3. To approve the PharmaNet Development Group, Inc. 2008 Incentive Compensation Plan;
     4. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2008; and
     5. To transact such other business as may properly come before the Annual Meeting.
     Our Board of Directors has fixed the close of business on April 21, 2008, as the record date for a determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.
     Your vote is very important. If you do not plan on attending the meeting, please vote, date and sign the enclosed proxy and return it in the business envelope provided.
Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting of Stockholders to be held on June 4, 2008
     Our proxy statement is attached. Financial and other information concerning our company is contained in our Annual Report for the year ended December 31, 2007. Pursuant to new rules promulgated by the SEC, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the internet. This proxy statement and our 2007 Annual Report are available on our website at www.pharmanet.com. Additionally, you may access our proxy statement at http://phx.corporate-ir.net/phoenix.zhtml?c=124176&p=irol-sec.

By order of the Board of Directors

John P. Hamill
Secretary
April 29, 2008

PHARMANET DEVELOPMENT GROUP, INC.
PROXY STATEMENT
     This Proxy Statement is being sent to the holders of shares of common stock of PharmaNet Development Group, Inc., a Delaware corporation, referred to herein as we, us, our or PDGI, in connection with the solicitation of proxies by our management for use at the 2008 Annual Meeting of Stockholders to be held at 9:30 a.m. local time on June 4, 2008, at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey 08540, for the following purposes:
     1. To elect seven members to our Board of Directors to serve a one-year term;
     2. To approve an amendment and restatement of the PharmaNet Development Group, Inc. 2004 Employee Stock Purchase Plan to (i) increase the number of shares of common stock reserved for issuance under the Purchase Plan from 550,000 shares to 700,000 shares and (ii) effect various technical revisions to facilitate the administration of the Purchase Plan and maintain its compliance with applicable laws and regulations;
     3. To approve the PharmaNet Development Group, Inc. 2008 Incentive Compensation Plan;
     4. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2008; and
     5. To transact such other business as may properly come before the Annual Meeting.
     Beginning on or about May 4, 2008, we are sending this Proxy Statement to holders of common stock in connection with our management’s solicitation of proxies for use at the Annual Meeting and any adjournments thereof. With this Proxy Statement, we are also mailing or delivering to stockholders a proxy card, the Notice of Annual Meeting and a copy of our 2007 Annual Report, which includes our Form 10-K for the year ended December 31, 2007.
Required Vote
     As of the record date of April 21, 2008, 19,325,934 shares of common stock were issued and outstanding and entitled to vote at the Annual Meeting. The presence, in person or by proxy, of a majority of those outstanding shares is necessary to constitute a quorum at the Annual Meeting. Each of the proposals set forth in this Proxy Statement will be voted upon separately at the Annual Meeting. The affirmative vote of the holders of a plurality of shares of common stock present in person or represented by proxy will be required to elect seven directors to our Board of Directors under Proposal No. 1. This means that the seven persons who receive the most votes are elected. The vote of a majority of the outstanding shares of our common stock present in person or represented by proxy is necessary to approve Proposal Nos. 2, 3 and 4 and to approve any other business.
     Proxies that abstain on one or more proposals and “broker non-votes” will be deemed present for quorum purposes for all proposals to be voted on at the Annual Meeting. Broker non-votes occur where a broker holding stock in “street name” is entitled to vote the shares on some matters but not others. If your shares are in street name or held by your broker and you do not give your broker voting instructions on those matters for which the broker has no discretion, the missing votes are broker non-votes. In this year’s vote, brokers are entitled to vote on Proposal Nos. 1 and 4, but not on Proposal Nos. 2 and 3.
     Client-directed abstentions are not broker non-votes. Abstentions, but not broker non-votes, are counted in tabulations of the votes cast on proposals presented to stockholders and will have the same effect as a vote against the proposals. Broker non-votes are not counted as a vote against and will not affect the outcome of Proposal Nos. 2 and 3. Stockholders whose shares are in street name and do not return a proxy are not counted for any purpose and are neither an abstention nor a broker non-vote, but they are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting. Stockholders who sign, date and return a proxy but do not indicate how their shares are to be voted are giving management full authority to vote the shares as the Board of Directors recommends.
     For these reasons, it is important that all shares are represented at the Annual Meeting, either by attending the Annual Meeting in person or by giving a proxy to vote your shares.

Voting Procedures and Revocability of Proxies
     Your vote is very important. All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees or withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others or you may abstain from voting on any or all proposals. You should specify your respective choices on the proxy card. If you do not give specific instructions with regard to the matters to be voted upon, the shares of common stock represented by your signed proxy card will be voted “FOR” Proposal Nos. 1, 2, 3 and 4. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote for or against these matters according to their best judgment.
     You may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting by giving written notice to the Secretary of PDGI, by delivering a proxy card dated after the date of the proxy or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: PharmaNet Development Group, Inc., 504 Carnegie Center, Princeton, New Jersey 08540 Attention: Investor Relations.
Cost of Solicitation
     Proxies will initially be solicited by PDGI by mail, and the cost of solicitation will be paid by us. Our officers and selected employees may solicit proxies from stockholders personally or by telephone, facsimile or other forms of communication. All expenses incurred in connection with the solicitation of proxies will be paid by us.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NOS. 1, 2, 3 AND 4.
     Our common stock is listed on the NASDAQ Global Market under the symbol “PDGI”. On April 21, 2008, the closing price for the common stock as reported by NASDAQ was $24.09 per share.
Directors
     The following is a list of our current directors and nominees. All directors serve one-year terms or until each of their successors is duly qualified and elected.

Names	Age	Position(s)
Jeffrey P. McMullen	56	President and Chief Executive Officer, Director
Peter G. Tombros	65	Chairman of the Board, Director
Rolf A. Classon	62	Director
Lewis R. Elias, M.D.	82	Director
Arnold Golieb	73	Director
David M. Olivier	64	Director
Per Wold-Olsen	60	Director

Proposal 1.  Election of Directors
     The Board of Directors recommends a vote “FOR” each nominee.
     Our by-laws provide that the Board of Directors shall consist of no less than three nor greater than nine members. The number of directors may be established from time to time by resolution of the Board of Directors, but no decrease shall have the effect of shortening the term of any incumbent director. We currently have seven directors on our Board of Directors, all of whom have been nominated for election this year and have agreed to serve if elected. All directors serve one-year terms or until each of their successors are duly qualified and elected.
     The seven persons who receive the most votes cast will be elected and will serve as directors until the 2009 Annual Meeting of Stockholders unless they are unable to serve for any reason, resign or are removed before that meeting. If a nominee becomes unavailable for election before the 2008 Annual Meeting, the Board of Directors can name a substitute nominee and proxies will be voted for such substitute nominee unless an instruction to the contrary is written on the proxy card.
Information About Nominees
     Information about the seven persons nominated as directors is provided below. The shares represented by proxy cards returned to us will be voted FOR these nominees unless you specify otherwise.
BACKGROUND OF DIRECTORS
     Jeffrey P. McMullen has been a director of our company since June 2005 and our Chief Executive Officer since December 2005 and our President since March 2006. Mr. McMullen co-founded PharmaNet, Inc. in 1996. Prior to becoming President and Chief Executive Officer of PharmaNet, Inc. in 2004, Mr. McMullen held the positions of President and Chief Operating Officer since 2003, Executive Vice President and Chief Operating Officer since 2001 and Senior Vice President, Business Development since 1996. Mr. McMullen has more than 30 years of drug development industry experience including international experience in Europe, Japan, South America, and Asia. His professional experience includes 13 years with major drug development services companies as vice president of business development and director of clinical research, and nine years at Sterling Drug (now a part of Sanofi-Aventis) in the clinical, regulatory, and drug metabolism areas.
     Peter G. Tombros has been a director of our company since October 2006 and the Chairman of our Board of Directors since October 2007. He currently serves as a Professor and Distinguished Executive in Residence at the Eberly College of Science at Pennsylvania State University, a position he has held since October 2005. Formerly, Mr. Tombros served as Chairman and Chief Executive Officer of VivoQuest, Inc. from 2002 to 2005. From 1994 to 2001, Mr. Tombros was President and Chief Executive Officer of Enzon, Inc. Prior to Enzon, Mr. Tombros spent 25 years with Pfizer Inc., serving in various leadership roles, including Executive Vice President, Pfizer Pharmaceuticals; Senior Vice President, General Manager, Roerig Division; and Vice President, Marketing, Pfizer Laboratories Division. Mr. Tombros is currently Chairman of the Board of NPS Pharmaceuticals and a director of Alpharma Inc., Cambrex Corporation, Protalex, Inc. and Dendrite International, Inc. He is also a former Chairman of the New Jersey Technology Council. Mr. Tombros holds a Bachelor of Science and Master of Science from Pennsylvania State University and a Master of Business Administration from the University of Pennsylvania Wharton School of Business.
     Rolf A. Classon has been a director of our company since October 2006. He has served as Chairman of the Board of Directors of Hillenbrand Industries, Inc. since March 2006. From May 2005 until March 2006, Mr. Classon served as Interim Chief Executive Officer of Hillenbrand Industries, Inc. Mr. Classon served as Vice Chairman of the Board of Directors of Hillenbrand Industries, Inc. from December 2003 until May 2005 and joined the Board of Directors of Hillenbrand Industries, Inc. in May 2002. From October 2002 until July 2004, Mr. Classon was Chairman of the Executive Committee of Bayer HealthCare AG, a subsidiary of Bayer AG, and served as President of Bayer’s Diagnostic Division and head of Bayer’s Worldwide Business Group — Diagnostics since 1995. Mr. Classon is a director of Enzon Pharmaceuticals, Inc. and is Chairman of the Compensation Committee and a member of the Finance and Audit Committee of Enzon Pharmaceuticals, Inc. Further, Mr. Classon serves as a director on Millipore Corporation’s Board of Directors and Eurand N.V.’s Board of Directors. Mr. Classon also serves as the Chairman of the Board of Directors of Auxilium Pharmaceuticals, a position he has held since April 2005. Mr. Classon received his Chemical Engineering Certificate from the Gothenburg School of Engineering and a Business Degree from the University of Gothenburg.
     Lewis R. Elias, M.D. has been a director of our company since June 2005. He has practiced internal medicine and cardiology in South Florida for nearly 30 years. In 1992, the South Florida Cardiology Group was founded in Dr. Elias’ Bal Harbour, Florida office and has since grown to nearly 20 physicians with five offices in Florida. He served on the Board of Trustees at Barry University for

20 years, the final 12 years as a member of the Executive Committee.
     Arnold Golieb has been a director of our company since June 2005 and is a retired partner of KPMG Peat Marwick (now KPMG LLP). During his career with KPMG, Mr. Golieb was the managing partner of their Des Moines, Iowa office and the tax partner in charge of their Los Angeles, California office. During the past six years, Mr. Golieb has served as a financial advisor to a real estate acquisition company which manages more than 30,000 apartment units and as a business advisor and trustee for an investment group. Mr. Golieb is a member of the American Institute of Certified Public Accountants.
     David M. Olivier has been a director of our company since November 2006. He formerly served as President of Wyeth-International, Inc. (formerly American Home Products Corporation) from August 1988 until his retirement in May 2002. In addition to his responsibilities as Wyeth-International’s president, he also served as senior vice-president for worldwide consumer products and corporate advertising and promotion of American Home Products Corporation since 1996.
     Per Wold-Olsen has been a director of our company since November 2006. He retired from Merck and Co., Inc. in October 2006. From 1973 to 2006, Mr. Wold-Olsen held various leadership positions with Merck and Co., Inc., most recently serving in the position of president, human health intercontinental and responsible for Europe, Eastern Europe, Middle East/Africa, India, Latin America and Canada regions from September 2005 until September 2006. From January 1997 to September 2005, he served as president, human health Europe, Middle East/Africa and worldwide human health marketing and was a member of the Merck management committee from September 1994 to September 2006. Mr. Wold-Olsen is also Chairman of the Board of Directors of the Lundbeck Company, Vice Chairman of the Board of Directors of Glyconix, Chairman of the Gilead Policy Advisory Board, a member of the BankInvest Biomedical Venture Advisory Board, and a member of Exiqon A/S Board of Directors.
Executive Officers
     The following is a list of our current executive officers. Our executive officers are elected annually by the Board of Directors.

Names	Age	Position(s)
Jeffrey P. McMullen	56	President and Chief Executive Officer, Director
John P. Hamill	44	Executive Vice President and Chief Financial Officer
Mark Di Ianni	57	Executive Vice President and President, Early Stage Development
Thomas J. Newman, M.D.	59	Executive Vice President and President, Late Stage Development
Robin C. Sheldrick	53	Senior Vice President, Human Resources
BACKGROUND OF NON-DIRECTOR EXECUTIVE OFFICERS
     John P. Hamill, C.P.A., was appointed to Executive Vice President and Chief Financial Officer in August 2006. Prior to his appointment, Mr. Hamill was Senior Vice President and Chief Financial Officer of PharmaNet, Inc., since January 2006. From September 2004 until January 2006, he was Vice President and Chief Financial Officer of PharmaNet. From January 2004 until September 2004, he was Vice President, Finance of PharmaNet. Prior to January 2004, he was Corporate Controller of PharmaNet.
     Mark Di Ianni was appointed to Vice President, Strategic Initiatives and President, Early Stage Development in December 2006. He joined the Company in April 2006 as Executive Vice President, Strategic Initiatives. From February 2005 until April 2006, Mr. Di Ianni was a consultant to the Company and other clients. Prior to February 2005, he was Chief Operating Officer of Synarc, Inc., a medical imaging provider to the clinical trial industry.
     Thomas J. Newman, M.D., was appointed Executive Vice President in August 2006 and President, Late Stage Development in February 2008. From January 2006 until August 2006, he was Executive Vice President and Chief Operating Officer of PharmaNet, Inc. Prior to January 2006, he was Senior Vice President of Operations of PharmaNet.
     Robin C. Sheldrick was appointed to this position in January 2007 and has been employed at PharmaNet in positions of increasing responsibility since April 1998.  In September 2004, Ms. Sheldrick was promoted to Vice President, Human Resources from Executive Director, Human Resources.

Security Ownership of Certain Beneficial Owners and Management
     The following table sets forth the number of shares of our voting stock beneficially owned as of April 21, 2008, by each person known by us to be the beneficial owner of at least 5% of our common stock, each of our current directors, each of our current named executive officers and all of our current executive officers and directors as a group.
     We believe that all persons named in the table have sole voting and investment power with respect to all securities beneficially owned by them. Beneficial ownership exists when a person either has the power to vote or sell common stock. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the applicable date, whether upon the exercise of options or otherwise.

	Shares of
Name and Address of Beneficial Owner(1)	Common Stock	Percent(%)
Jeffrey P. McMullen(2)	225,303	1.2%
Peter G. Tombros(3)	9,896	*
Rolf A. Classon(4)	—	*
Lewis R. Elias(5)	25,770	*
Arnold Golieb(6)	34,117	*
Per Wold-Olsen(7)	12,344	*
David M. Olivier(8)	7,344	*
John P. Hamill(9)	22,268	*
Thomas J. Newman(10)	51,833	*
Mark Di Ianni(11)	6,653	*
Robin Sheldrick(12)	14,722	*
Bank of America Corporation(13)	1,461,848	7.7%
Brandywine Global Investment Management, LLC(14)	1,034,204	5.5%
Daruma Asset Management, Inc.(15)	1,083,400	5.7%
Dimensional Fund Advisors L.P.(16)	1,161,093	6.1%
Royce & Associates, LLC(17)	1,031,500	5.5%
All officers and directors as a group	410,250	2.1%

*	Less than one percent.

(1)	Except where indicated, each of the persons listed above has the address c/o PharmaNet Development Group, Inc., 504 Carnegie Center, Princeton, New Jersey 08540.

(2)	This amount represents 96,910 shares of common stock and 128,393 vested stock options. Such amount does not include 8,609 restricted stock units (“RSUs”) which shall vest only if PDGI meets or exceeds certain cumulative financial targets for 2007, 2008 and 2009, 8,370 RSUs which shall vest only if PDGI meets or exceeds certain cumulative financial targets for 2008, 2009 and 2010, 32,856 unvested stock options, 20,821 unvested RSUs which vest in equal parts on June 30 and December 31, 2008, 8,609 RSUs granted pursuant to the 1999 Stock Option Plan which vest in 1/5 increments on each anniversary date from August 3, 2007, subject to continued employment and tax withholding, 8,370 RSUs granted pursuant to the 1999 Stock Option Plan which vest in 1/5 increments on each anniversary date from March 4, 2008, subject to continued employment and tax withholding and 60,000 RSUs which shall vest only if PDGI meets or exceeds the non-GAAP earnings per share target for 2008 .

(3)	Includes 7,394 shares of common stock and 2,502 shares of unvested RSUs which vest as of the date of the annual meeting.

(4)	Mr. Classon has elected to defer receipt of the shares underling his RSUs for tax planning purposes.

(5)	Includes 15,000 shares issuable upon the exercise of options, 8,792 shares of common stock and 1,978 RSUs which shall vest as of the date of the annual meeting.

(6)	Includes 15,000 shares issuable upon the exercise of options, 3,000 vested shares of restricted stock, 13,339 shares of common stock and 1,978 shares of unvested RSUs which vest as of the date of the annual meeting. Also includes 800 shares held by the Brody Children Irrevocable Trust of which Mr. Golieb is the trustee.

(7)	Includes 10,366 shares of common stock and 1,978 shares of unvested RSUs which vest as of the date of the annual meeting.

(8)	Includes 5,366 shares of common stock and 1,978 shares of unvested RSUs which vest as of the date of the annual meeting.

(9)	This amount represents 17,250 shares of common stock, 552 shares of common stock which were purchased pursuant to the Employee Stock Purchase Plan prior to Mr. Hamill’s employment as an executive officer and 4,466 vested stock options. Such amount does not include 2,415 RSUs which shall vest only if PDGI meets or exceeds certain cumulative financial targets for 2007, 2008 and 2009, 2,426 RSUs which shall vest only if PDGI meets or exceeds certain cumulative financial targets for 2008, 2009 and 2010, 9,374 unvested stock options, 6,667 unvested equity units which vest in equal parts on June 30 and December 31, 2008, 2,415 RSUs granted pursuant to the 1999 Stock Option Plan which vest in 1/5 increments on each anniversary date from August 3, 2007, subject to continued employment and tax withholding and 7,426 RSUs granted pursuant to the 1999 Stock Option Plan which vest in 1/5 increments on each anniversary date from March 4, 2008, subject to continued employment and tax withholding, 10,500 RSUs which vest in 1/3 increments on June 30, 2008, December 31, 2008, and June 30, 2009, and 25,000 RSUs which shall vest only if PDGI meets or exceeds the non-GAAP earnings per share target for 2008.

(10)	This amount represents 23,957 shares of common stock and 27,876 vested stock options. Such amount does not include 3,060 RSUs which shall vest only if PDGI meets or exceeds certain cumulative financial targets for 2007, 2008 and 2009, 3,017 RSUs which shall vest only if PDGI meets or exceeds certain cumulative financial targets for 2008, 2009 and 2010, 11,762 unvested stock options, 8,333 unvested equity units which vest in equal parts on June 30 and December 31, 2008, 3,060 RSUs granted pursuant to the 1999 Stock Option Plan which vest in 1/5 increments on each anniversary date from August 3, 2007, subject to continued employment and tax withholding, 13,017 RSUs granted pursuant to the 1999 Stock Option Plan which vest in 1/5 increments on each anniversary date from March 4, 2008, subject to continued employment and tax withholding and 5,000 RSUs which vest in 1/3 increments on June 30, 2008, December 31, 2008, and June 30, 2009.

(11)	This amount represents 6,653 shares of common stock. Such amount does not include 2,477 RSUs which shall vest only if PDGI meets or exceeds certain cumulative financial targets for 2007, 2008 and 2009, 2,353 RSUs which shall vest only if PDGI meets or exceeds certain cumulative financial targets for 2008, 2009 and 2010, 9,343 unvested stock options, 5,000 unvested equity units which vest in equal parts on June 30 and December 31, 2008, 2,477 RSUs granted pursuant to the 1999 Stock Option Plan which vest in 1/5 increments on each anniversary date from August 3, 2007, subject to continued employment and tax withholding, and 2,353 RSUs granted pursuant to the 1999 Stock Option Plan which vest in 1/5 increments on each anniversary date from March 4, 2008, subject to continued employment and tax withholding.

(12)	This amount represents 8,525 shares of common stock and 6,197 vested stock options. Such amount does not include 649 RSUs which shall vest only if PDGI meets or exceeds certain cumulative financial targets for 2007, 2008 and 2009, 628 RSUs which shall vest only if PDGI meets or exceeds certain cumulative financial targets for 2008, 2009 and 2010, 2,472 unvested stock options, 5,000 unvested equity units which vest in equal parts on June 30 and December 31, 2008, 649 RSUs granted pursuant to the 1999 Stock Option Plan which vest in 1/5 increments on each anniversary date from August 3, 2007, subject to continued employment and tax withholding, and 3,128 RSUs granted pursuant to the 1999 Stock Option Plan which vest in 1/5 increments on each anniversary date from March 4, 2008, subject to continued employment and tax withholding.

(13)	Based on information from a Schedule 13G filed with the SEC on February 7, 2008. Their address is 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, NC 28255.

(14)	Based on information from a Schedule 13G/A filed with the SEC on February 14, 2008. Their address is 2929 Arch Street, 8th Floor, Philadelphia, PA 19104.

(15)	Based on information from a Schedule 13G/A filed with the SEC on February 13, 2008. Their address is 80th West 40th Street, 19th Floor, New York, NY 10018.

(16)	Based on information from a Schedule 13G/A filed with the SEC on February 6, 2008. Their address is 1299 Ocean Avenue, 17th Floor, Santa Monica, CA 90401.

(17)	Based on information from a Schedule 13G/A filed with the SEC on January 31, 2008. Their address is 1414 Avenue of the Americas, New York, NY 10019.

Share Retention Policy
     On December 3, 2007, the Compensation Committee and Nominating and Corporate Governance Committee jointly approved a share retention policy. The policy establishes ownership guidelines which provide that each non-employee director and named executive officer shall own and retain shares of our common stock with a market value equal to:
•	three times the annual base salary for the Chief Executive Officer;
•	one and a half times his or her annual base salary for each other named executive officer; and
•	three times their respective annual retainer received by each non-employee director.
     The value of the common stock and number of shares required were established based on the stock price at the time of adoption of these guidelines. The named executive officers have five years to meet such guidelines, and all of his or her equity, other than stock options and performance based awards, will be included in the ownership guidelines. Until the named executive officer or non-employee director has met the salary or retainer multiple requirement, 75% of all vesting awards after taxes must be retained in shares.

Board of Directors
     The business of PDGI is managed under the direction of the Board of Directors. The Board of Directors has the responsibility for establishing broad corporate policies and for reviewing the overall performance of PDGI; however, it is not involved in the operating details on a day-to-day basis. The Board of Directors is kept advised of our business through regular written communications and discussions with management. The Board of Directors has concluded that of the following majority of Board members, which includes all non-management members, are independent: Rolf A. Classon, Lewis R. Elias, Arnold Golieb, David M. Olivier, Peter G. Tombros and Per Wold-Olsen.
Corporate Governance
     We recognize corporate governance as a key element to effective performance and the protection of stockholders. As part of our commitment to corporate governance:
•	our Board of Directors appointed Peter G. Tombros as our Chairman of the Board, and he interfaces with our management and legal counsel on a regular basis;

•	we adopted a code of ethics that applies to all our employees and directors;

•	we formed a Corporate Governance Committee in January 2007, which was combined with the Nominating Committee in October 2007 to form the Nominating and Corporate Governance Committee;

•	we adopted a policy that our independent directors meet in executive sessions at each Board meeting; and

•	we adopted a policy that our Audit Committee must approve all related party hires and related party transactions, subject to certain de minimis exceptions.
Code of Ethics
     We have adopted a code of ethics that applies to our directors and all of our employees including our executive officers. Our code of ethics includes a policy regarding insider transactions. This code of ethics is posted on our website at www.pharmanet.com. A copy of our code of ethics will be provided without charge upon request by mail to PharmaNet Development Group, Inc., 504 Carnegie Center Princeton, New Jersey 08540 Attention: Investor Relations. We intend to satisfy the disclosure requirements of amendments to or waivers from a provision of the code of ethics applicable to our principal executive officer, principal financial officer and principal accounting officer or persons performing similar functions by posting such information on our website. Our website and the information in or connected to our website are not incorporated into this Proxy Statement.

Board Meetings
     The Board of Directors held nine meetings and executed five unanimous written consents during the year ended December 31, 2007. All directors attended or participated in at least 75% of the aggregate number of meetings of the Board of Directors and its committees on which each director served. All of our directors attended our 2007 Annual Meeting of Stockholders.
Committees of the Board of Directors
     During 2007, we had a Compensation Committee, an Audit Committee, a Nominating Committee and a Corporate Governance Committee, each consisting of independent directors within the meaning of SEC rules and the rules of the NASDAQ Stock Market. In October 2007, the Nominating Committee and the Corporate Governance Committee were combined to form one committee, the Nominating and Corporate Governance Committee.
Audit Committee
     The Audit Committee held 16 meetings and executed two consents during the year ended December 31, 2007. The Audit Committee’s primary responsibilities are to:
•	review our accounting policies and issues which may arise in the course of our audit;

•	select and retain our independent registered public accounting firm;

•	approve all audit and non-audit services and review the audit and non-audit fees of our independent registered public accounting firm;

•	review the qualifications and independence of our independent registered public accounting firm; and

•	review the independence and the performance of our internal audit function.
     Our Audit Committee is also responsible for certain corporate governance and legal compliance matters. As part of its compliance responsibilities, our Audit Committee must approve all transactions between us and any executive officer or director as required by NASDAQ Stock Market rules. In addition, our Audit Committee must approve all related party hires and all related party transactions, subject to certain de minimis exceptions.
     The Audit Committee is governed by its Audit Committee Charter, which may be found on our website at www.pharmanet.com and which is attached hereto as Appendix A. Until October 2007, the members of our Audit Committee were Jack Levine, chairman, Arnold Golieb and David Lucking. In October 2007, our Board of Directors reconstituted our Audit Committee such that the current members of the Audit Committee are Arnold Golieb, chairman, David M. Olivier and Per Wold-Olsen. Our Audit Committee meets in executive session with our independent registered public accounting firm without management present at each Audit Committee meeting in which the independent auditors are present. In addition, Audit Committee chairman meets and has discussions frequently with our Chief Executive Officer and Chief Financial Officer, and often he meets with the independent auditors outside of and in addition to regularly scheduled Audit Committee meetings. Occasionally, he also participates in disclosure decisions prior to the issuance of certain press releases and filings with the SEC.
     Our Board of Directors has determined that Mr. Golieb qualifies as an Audit Committee Financial Expert, as that term is defined by the rules of the SEC and in compliance with the Sarbanes-Oxley Act, and that all of the members of the Audit Committee are independent, as that term is defined by the rules of the SEC and the NASDAQ Stock Market.
Compensation Committee
     The Compensation Committee held 11 meetings and executed four consents during the year ended December 31, 2007. Our Compensation Committee was, and remains, active in its efforts to provide incentives to management and our employees in their efforts to address the unique circumstances facing us during 2007 and beyond. The Compensation Committee is governed by its Compensation Committee Charter, which may be found on our website at www.pharmanet.com. Until October 2007, the members of our Compensation Committee were Arnold Golieb, chairman, Jack Levine and David Lucking. In October 2007, our Board of Directors reconstituted our Compensation Committee such that the current members of the Compensation Committee are David M. Olivier, chairman, Lewis R. Elias and Arnold Golieb. The general responsibilities of our Compensation Committee include:
•	approve the compensation of our President and Chief Executive Officer and all other executive officers;

•	approve all equity grants under our stock plans; and

•	review and discuss with management the Compensation Discussion and Analysis which is included in this Proxy Statement.
     All of the members of the Compensation Committee are independent, as that term is defined by the rules of the SEC and the NASDAQ Stock Market relating to Compensation Committee members.
Compensation Committee Interlocks and Insider Participation
     No member of the Compensation Committee is or has been an officer or employee of our company or any of our subsidiaries. No member of the Compensation Committee had any relationships with us or any other entity that requires disclosure under the proxy rules and regulations promulgated by the SEC. In addition, none of our executive officers served on the compensation committee or board of any company that employed any member of our Board of Directors.
Nominating and Corporate Governance Committee
     The Nominating Committee held one meeting during the year ended December 31, 2007. Until October 2007, the members of our Nominating Committee were David Lucking, chairman, Lewis R. Elias and Jack Levine.
     The Corporate Governance Committee was formed in January 2007. The Corporate Governance Committee held five meetings and executed one consent during the year ended December 31, 2007. Until October 2007, the members of our Corporate Governance Committee were Peter G. Tombros, chairman, Rolf A. Classon, Lewis R. Elias and David M. Olivier.
     In October 2007, the Board of Directors combined the duties of the Nominating Committee and the Corporate Governance Committee to form one committee, the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s duties are governed by its Nominating and Corporate Governance Committee Charter, which may be found on our website at www.pharmanet.com. The Nominating and Corporate Governance Committee members must satisfy the independence requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), the rules adopted by the SEC thereunder and the corporate governance and other listing standards of the NASDAQ Stock Market as in effect from time to time. The members of the Nominating and Corporate Governance Committee are Peter G. Tombros, chairman, Rolf A. Classon, Lewis R. Elias and David M. Olivier. All of the members of the Nominating and Corporate Governance Committee are independent, as that term is defined by the rules of the SEC and the NASDAQ Stock Market.
     The duties and responsibilities of the Nominating and Corporate Governance Committee include the following:
•	develop and recommend to the Board of Directors a set of corporate governance guidelines applicable to us and from time to time, review and reassess the adequacy of such guidelines;

•	oversee an annual self-evaluation of the Board of Directors to determine whether it and its committees are functioning effectively;

•	oversee the evaluation of senior executives from a corporate goverance perspective in conjunction with the Board’s Compensation Committee;

•	identify, review and recommend to the Board of Directors individuals qualified to become members of the Board of Directors; and

•	recommend to the Board of Directors nominating policies and procedures.
     The Nominating and Corporate Governance Committee will consider nominations made by stockholders who provide written information to the Committee within the time periods specified in this Proxy Statement. The Nominating and Corporate Governance Committee will consider candidates proposed by stockholders and will evaluate stockholder proposed candidates using the same criteria as for other candidates. These criteria include, but are not limited to the candidate’s understanding of and experience in our industry, understanding of and experience in accounting oversight and governance, finance and marketing and leadership experience with public companies or other significant organizations. Any stockholders who wish to propose candidates to serve as directors to be considered at the 2009 Annual Meeting of Stockholders should provide written notice to the Nominating and Corporate Governance Committee in care of PDGI at 504 Carnegie Center, Princeton, New Jersey 08540 Attention: Investor Relations, by the dates set forth below in the Stockholder Proposal section of this Proxy Statement.

Communicating with the Independent Directors
     Our Board of Directors will give appropriate attention to written communications which are submitted by stockholders, and will respond if and as appropriate. The Chairman, with the assistance of our outside counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate. Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters on which we tend to receive repetitive or duplicative communications.
     Stockholders who wish to send communications on any topic to the Board of Directors should address such communications to: Board of Directors, 504 Carnegie Center, Princeton, New Jersey 08540 Attn: Investor Relations.
Director Compensation
     The following table sets forth the compensation paid to non-executive directors during the year ended December 31, 2007. A director who is our employee does not receive any additional compensation for service as a director.

					Change in Pension
					Value and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash	Awards(1)	Awards	Compensation	Earnings	Compensation	Total
Rolf A. Classon	$35,500	$154,812 (2)	—	—	—	—	$190,312
Lewis R. Elias	$37,500	$192,005	—	—	—	—	$229,505
Arnold Golieb	$60,250	$192,005	—	—	—	—	$252,255
Jack Levine(3)	$109,000	$267,826	—	—	—	—	$376,826
David Lucking (3)	$53,125	$178,561	—	—	—	—	$231,686
David M. Olivier	$39,500	$131,080	—	—	—	—	$170,580
Peter G. Tombros	$38,250	$175,358	—	—	—	—	$213,608
Per Wold-Olsen	$34,500	$131,080	—	—	—	—	$165,580

(1)	Sets forth the value of the vested portion of the stock award based on the closing price of $31.60 on June 6, 2007 (grant date) and closing price of $39.21 on December 31, 2007 (vesting date).

(2)	Mr. Classon has elected to defer receipt of the shares underlying his RSUs for tax planning purposes.

(3)	On October 22, 2007, Mr. Levine and Mr. Lucking resigned from the Board of Directors.
     Compensation for non-executive directors is established by the Compensation Committee based on analysis performed by the Committee’s outside compensation consultant. On March 23, 2006, the current compensation plan for non-executive directors was approved. Each director who is not an employee is compensated for services as a director by an annual retainer of $30,000 and a meeting fee of $1,000 for each board and committee meeting attended in person or by telephone. In addition, equity grants of restricted stock units (“RSUs”) are issued to each director upon election at each annual meeting. Each RSU which vests entitles the director to receive one share of common stock upon vesting. The grants, valued at $125,000 based on the price of our common stock on the date of grant, vest over the length of the elected service term of one year –one half on December 31 and one half at the next annual meeting provided the individual is still a member of the Board of Directors on such dates.
     The Chairman of the Board is also compensated for such service by an additional annual retainer of $60,000 and RSUs, as the Chairman elects, valued at $62,500, based upon our stock price on the date of grant, upon his election at each annual meeting.
     Prior to December 3, 2007, the chairmen of our committees received the following annual retainers in addition to the foregoing amounts for their service as chairmen of the respective committees:
•	Audit Committee — $10,000.

•	Compensation Committee — $5,000.

•	Nominating Committee — $3,500.

•	Corporate Governance Committee — $5,000.
     On December 3, 2007, the Compensation Committee of the Board of Directors increased the foregoing retainers for the respective chairmen of the committees to the amounts shown as follows:
•	Audit Committee — $15,000.

•	Compensation Committee — $7,500.

•	Nominating and Corporate Governance Committee — $5,000.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act requires officers, directors and any persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Specific due dates for these records have been established, and we are required to report in this proxy statement any known failure in 2007 to file by these dates. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, we believe that all reports required under Section 16(a) were timely filed during the year ended December 31, 2007.

Compensation Discussion and Analysis
     This Compensation Discussion and Analysis explains the principles underlying our compensation policies and decisions and the principal elements of compensation paid to our executive officers during 2007. Our Chief Executive Officer, Chief Financial Officer and the other executive officers included in the Summary Compensation Table will be referred to as the “named executive officers” for purposes of this discussion. In general, the compensation principles for our named executive officers are similar to those of all our other executive officers.
Compensation Objectives and Philosophy
     The Compensation Committee, also referred to herein as the Committee, of the Board of Directors is responsible for the following:
•	to discharge the Board of Director’s responsibilities relating to compensation of our directors and named executive officers;

•	to approve and evaluate our director and officer compensation plans, policies and programs;

•	to produce an annual report on executive compensation for inclusion in our Proxy Statement; and

•	to review and discuss with management the Compensation Discussion and Analysis which is included in our Proxy Statement.
     As part of this process, the Committee seeks to accomplish the following objectives with respect to our executive compensation programs:
•	to motivate, recruit and retain executives capable of meeting our strategic objectives;

•	to provide incentives to ensure superior executive performance and successful financial results for us; and

•	to align the interests of executives with the long-term interests of our stockholders.
     The Committee seeks to achieve these objectives by:
•	establishing a compensation structure that is market competitive, taking into account the value of the position in the marketplace;

•	linking a substantial portion of compensation to our achievement of short-term and long-term financial objectives and the individual’s contribution to the attainment of those objectives;

•	providing risk for underachievement and upward leverage for overachievement of goals; and

•	providing long-term equity-based incentives and encouraging direct share ownership by executives with the intention of providing incentive-based compensation to encourage a long-term focus on company profitability and stockholder value.
Benchmark/ Peer Group
     The Committee assesses executive compensation based on “peer” companies in the contract research or bio/pharmaceutical industry that represent either direct business competitors or organizations with which we compete for drug development talent. While the peer group includes companies larger in size than PDGI, all market data is size-adjusted to provide appropriate comparisons. The following table sets forth the peer companies that were analyzed:

Bioscrip, Inc.	Millipore Corp
Cambrex Corporation	PAREXEL International Corporation
Charles River Laboratories, Inc.	Pharmaceutical Product Development, Inc.
Covance, Inc.	PRA International
Dendrite International, Inc	ThermoFisher Scientific
IDEXX Laboratories, Inc.	Varian, Inc.
Kendle International, Inc.	Valeant Pharmaceuticals International
Ligand Pharmaceuticals, Inc.	Ventiv Health, Inc.
MDS, Inc.	Watson Pharmaceuticals

     It is the Committee’s objective to target each component of compensation listed below to be competitive with comparable positions at peer group companies, and to target the total annual compensation of each named executive officer at the median level for comparable positions at the competitive peer group companies. However, in determining the compensation of each named executive officer, the Committee also considers a number of other factors, including our recent performance and the named executive officer’s individual performance, the importance of the executive’s position and role in relation to execution of our strategic plan, and the cost of living in the geographic area in which the named executive officer’s office is located. There is no pre-established policy for allocation of compensation between cash and non-cash components or between short-term and long-term components. Instead, the Committee determines the mix of compensation for each named executive officer based on its review of the competitive data and its subjective analysis of that individual’s performance and contribution to our financial performance. The Committee sets performance targets and compensation levels after receiving recommendations based on the competitive data.
     To assess the competitiveness of pay for each named executive officer, the Committee previously engaged Ernst & Young (“E&Y”), a nationally recognized compensation consulting firm, to provide competitive compensation data and general advice on our compensation programs and policies for executive officers. Management also retained Watson Wyatt to provide general advice on compensation programs and policies. Watson Wyatt subsequently performed a market analysis of the compensation paid by peer companies and provided the Committee with recommended compensation ranges for the named executive officers based on the competitive data. E&Y reviewed the report as well prior to its submission to the Committee. In addition, the Chief Executive Officer provided recommendations to the Committee with respect to the compensation packages for the other named executive officers. The Committee reviewed the Chief Executive Officer’s recommendations against compensation paid by peer companies.
Components of Compensation
     For 2007, our executive compensation program included the following components:
•	base salary;

•	annual short-term cash incentives;

•	long-term equity incentive awards;

•	retirement benefits;

•	perquisites; and

•	change in control and other severance arrangements.
     The Committee seeks to align the named executive officers’ and shareholders’ interests in a pay-for-performance environment. On average, a large portion of an executive officer’s total compensation is at risk, with the amount actually paid tied to achievement of pre-established objectives and individual goals.
Base Salary
     In General — It is the Committee’s objective to set a competitive rate of annual base salary for each named executive officer. The Committee believes competitive base salaries are necessary to attract and retain top quality executives, since it is common practice for public companies to provide their executive officers with a guaranteed annual component of compensation that is not subject to performance risk. The Committee reviewed and discussed salary ranges for the named executive officers, with minimum to maximum opportunities that cover the normal range of market variability. The actual base salary for each named executive officer is then derived from those salary ranges based on his or her responsibility, tenure, past performance and market comparability.
     Changes for 2008— For 2008, each named executive officer’s salary was increased to cover cost of living increases based on the Consumer Price Index as provided for under each named executive officer’s employment agreement, and in certain instances to a greater amount, as set forth in the table below, as a result of, among other things, a change in the named executive officer’s position or performance review. Salary increases above the executive officer’s contractual obligation rate of 4% were largely due to the Company’s performance, increased responsibilities and changes in roles within the organization. Mr. McMullen was approved for a 6% increase as a result of the Company’s strong performance during 2007 and his ability to manage the Company’s legacy issues. Mr. Hamill’s increase of 10% was the result of increased responsibilities due primarily to the transition to a centralized financial infrastructure and ability to manage the Company’s legacy issues. Dr. Newman’s increase was attributed to the change in his role for 2008, in which he was promoted to President, Late Stage Development during February 2008. The table below sets forth annual base salary rates for each named executive officer:

		2007	2008	%
Name	Title	Salary	Salary	Increase
Jeffrey P. McMullen	President and Chief Executive Officer	$695,000	$740,000	6%
John P. Hamill	Executive Vice President and Chief Financial Officer	$390,000	$429,000	10%
Mark Di Ianni	Executive Vice President, Strategic Initiatives and President, Early Stage Development	$400,000	$416,000	4%
Thomas J. Newman	Executive Vice President and President, Late Stage Development	$494,000	$533,500	8%
Robin C. Sheldrick (1)	Senior Vice President, Human Resources	N/A	$277,720	N/A
Johane Boucher-Champagne (2)	Executive Vice President, Early Clinical Development	$351,000	N/A	N/A
David Natan (3)	Former Executive Vice President, Reporting and Analysis	$360,984	N/A	N/A

(1)	Ms. Sheldrick was appointed as an executive officer in February 2008.

(2)	Effective February 2008, Ms. Boucher-Champagne, as a result of internal restructuring, was no longer deemed an executive officer of the Company pursuant to Section 16 of the Exchange Act, but her title and duties were not modified in any way.

(3)	Effective November 21, 2007, Mr. Natan was no longer an employee of PDGI.
Annual Short-Term Cash Incentives
     In General — For purposes of 2007, “named executive officers” refers to each of Messrs. McMullen, Hamill, Di Ianni, Natan, Dr. Newman and Ms. Boucher-Champagne. For purposes of 2008, “named executive officers” refers to each of Messrs. McMullen, Hamill, Di Ianni, Dr. Newman and Ms. Sheldrick. As part of their compensation package, our named executive officers have the opportunity to earn annual cash incentive awards. Such cash awards are designed to reward superior executive performance while reinforcing our short-term strategic operating goals. Each year, the Committee establishes a target award for each named executive officer based on either a percentage of base salary or a specific dollar amount. Annual bonus targets as a percentage of salary increase with executive rank so that for the named executive officers, a greater proportion of their total cash compensation is contingent upon annual performance, as compared to other officers of the Company.
     2007 Performance Measures and Payouts — Target bonus awards for 2007 had a payout of 36% of base salary with a maximum payout of 75% for the named executive officers, other than the Chief Executive Officer whose target bonus award was up to 150% of his base salary, and were payable based on the Committee’s review of both the Company’s performance and individual performance.
     In March 2008, the Compensation Committee, on the basis of its assessment of our financial results for 2007 and the individual performance of each named executive officer for that year, awarded annual bonuses at 85% of target for the Chief Executive Officer and 98% to 126% of target for the other named executive officers. The target bonus of the Chief Executive Officer is comprised of 60% of company financial performance (such bonus was solely based on a comparison of budgeted and actual GAAP EBIT) and 40% individual performance. Mr. McMullen’s individual performance was established based on his ability to manage the organization and the prior historical issues effectively. For all other named executive officers, the target bonus is comprised of 70% of company financial performance goals (with such bonuses solely based on a comparison of budgeted and actual GAAP earnings before interest and taxes (“EBIT”) and 30% of individual performance goals. The criteria for determining the individual performance measures were based on the recommendation of the Chief Executive Officer and approval by the Compensation Committee, which included increased responsibilities and change in roles within the organization. Mr. Hamill’s individual performance bonus was awarded given the accomplishment of key internal financial infrastructure improvements and his ability to manage the Company’s prior historical issues. Mr. Di Ianni’s individual performance bonus was awarded as a result of certain strategic initiatives and managing the early stage business. Dr. Newman’s individual performance bonus was awarded based on his increasing role in the organization and managing the late stage business. Dr. Newman assumed the role of President, Late Stage Development during February 2008. The table below details 2007 actual payouts for each of the named executive officers.

		2007 Bonus
		Actual
		Company	Individual			Bonus
		Performance	Performance	Discretionary	Total	(% of
Name	Title	Bonus	Bonus	Bonus	Bonus	Salary)(1)
Jeffrey P. McMullen	President and Chief Executive Officer	$531,675	$354,450	—	$886,125	128%
John P. Hamill	Executive Vice President and Chief Financial Officer	$93,130	$82,457	—	$175,587	45%
Mark Di Ianni	Executive Vice President, Strategic Initiatives and President, Early Stage Development	$109,161	$30,885	—	$140,046	35%
Thomas J. Newman	Executive Vice President and President, Late Stage Development	$114,723	$58,262	—	$172,985	35%
Johane Boucher-Champagne (2)	Executive Vice President Early Clinical Development	$30,502	—	—	$30,502	9%

(1)	Percentage of 2007 base salary.

(2)	At the time of determining the 2007 bonus awards, Ms. Boucher-Champagne was no longer an executive officer of PDGI.
     2008 Plan — Opportunities for annual bonus, if any, have been and will be based on achievement of pre-established objectives and individual goals for each named executive officer and a subjective review of that individual’s performance. The established goals and objectives will generally have threshold, target and maximum levels of performance, with corresponding increasing payouts for each level of achievement. Corporate performance targets may include such measures as annual earnings per share growth and GAAP EBIT. Individual performance targets may include operational and financial metrics, regulatory compliance metrics and delivery of specific programs, plans and budgetary objectives. It is the Committee’s intention to base a greater percentage of the annual award payout on overall company performance as opposed to individual performance for higher level executives. For 2008, the target bonus is comprised of 70% of company financial performance (such bonuses to be solely based on a comparison of budgeted and actual GAAP EBIT) and 30% of individual performance for all named executive officers, except for the target bonus of the Chief Executive Officer which is comprised of 60% of financial performance (such bonus to be solely based on a comparison of budgeted and actual GAAP EBIT) and 40% individual performance.
Long-Term Incentive Equity Awards
     In General — A portion of each named executive officer’s compensation is provided in the form of long-term incentive equity awards. It is the Committee’s belief that properly structured equity awards are an effective method of aligning the long-term interests of our named executive officers with those of our stockholders. Named executive officers as well as non-executive officers are eligible to receive long-term incentive awards.
     Equity awards are granted in the form of stock options and RSUs. The Committee will follow a grant practice of tying equity awards to its annual year-end review of individual performance, its assessment of our performance and our financial results. Accordingly, it is expected that any equity awards to the named executive officers will be made on an annual basis promptly after the release of our financial results. During 2007, Watson Wyatt was engaged by management to conduct a review of the executive compensation program, with particular emphasis on long-term incentive strategies. The Committee, after consultation with its compensation consultant, has established long-term incentive grant guidelines for eligible named executive officers each year based on competitive annual grant data provided by management’s compensation consultant.
     It is the Committee’s belief that RSUs are essential to the retention of the named executive officers, crucial to our long-term financial successes and will help to advance the share ownership guidelines, which have been established by the Committee for the executive officers. The RSUs have vesting schedules which provide a meaningful incentive for the named executive officer to remain in our service. These equity awards also serve as an important vehicle to achieve the Committee’s objective of aligning management and stockholder interests. Equity awards in the form of RSUs promote all of these objectives in a manner which is less dilutive to stockholders than traditional option grants and provide a more direct correlation between the compensation costs that we must record for financial reporting purposes and the value delivered to the named executive officers.

     2007 Awards — Equity grants to our named executive officers were granted in the form of stock options and RSUs. Each type of award entitles the recipient to receive one share of our common stock upon vesting or upon a designated date or event following such vesting.
     On August 3, 2007, the Compensation Committee, after consultation with our compensation consultant and management, determined the value of awards to be granted to the Company’s executive officers and granted long-term incentive equity awards to our executive officers. One-third of such value was allocated to be granted in the form of options, one-third in performance based RSUs and one-third in time-vested RSUs. The number of shares underlying the options was calculated using the Black-Scholes value for such options on August 3, 2007, which was equal to $14.34 per share. The number of shares underlying the RSUs was calculated using the closing price of our common stock on August 3, 2007, equal to $26.91 per share. Such equity awards were granted pursuant to the 1999 Stock Option Plan. The Committee believes that these equity awards are competitive with our peer group, improve employee retention and align the goals of management with those of stockholders.
     The following table sets forth the 2007 long-term incentive awards granted to the named executive officers.

			Long-Term Incentive Distribution (number of units)
				Performance-Based	Time-Vested
		Long-Term	Options	RSUs	RSUs
Name	Title	Incentive Value	(Stock-settled)	(Stock-settled)	(Stock-settled)
Jeffrey P. McMullen	President and Chief Executive Officer	$695,000	16,155	8,609	8,609
John P. Hamill	Executive Vice President and Chief Financial Officer	$195,000	4,533	2,415	2,415
Mark Di Ianni	Executive Vice President, Strategic Initiatives and President, Early Stage Development	$200,000	4,649	2,477	2,477
Thomas J. Newman	Executive Vice President and President, Late Stage Development	$247,000	5,742	3,060	3,060
Johane Boucher- Champagne	Executive Vice President Early Clinical Development	$70,000	1,627	867	867
David Natan	Former Executive Vice President Reporting and Analysis	$72,197	1,678	894	894
•	The options expire in seven years and vest in one-third increments on each anniversary date of the grant.

•	The performance-based RSUs vest in three equal annual installments upon the achievement of certain performance milestones if the Company meets or exceeds certain cumulative financial targets for 2007, 2008 and 2009.

•	The time-vested RSUs vest in one-fifth increments on each anniversary date of the grant.

     2008 Awards — On March 4, 2008, the Committee granted the following annual long-term incentive equity awards to our executive officers.

			Long-Term Incentive Distribution (number of units)
				Performance-Based	Time-Vested
		Long-Term	Options	RSUs	RSUs
Name	Title	Incentive Value	(Stock-settled)	(Stock-settled)	(Stock-settled)
Jeffrey P. McMullen	President and Chief Executive Officer	$740,000	16,701	8,370	8,370
John P. Hamill	Executive Vice President and Chief Financial Officer	$361,840	4,841	2,426	7,426	(1)
Mark Di Ianni	Executive Vice President, Strategic Initiatives and President, Early Stage Development	$208,000	4,694	2,353	2,353
Thomas J. Newman	Executive Vice President and President, Late Stage Development	$561,437	6,020	3,017	13,017	(2)
Robin C. Sheldrick	Senior Vice President, Human Resources	$129,211	1,254	628	3,128	(3)

(1)	Mr. Hamill received additional time-vested RSUs in connection with his past performance and contributions to the Company.

(2)	Dr. Newman received additional time-vested RSUs in connection with his promotion to serve as President, Late Stage Development.

(3)	Ms. Sheldrick received additional time-vested RSUs in connection with her appointment as an executive officer.
     Such equity awards were granted pursuant to the 1999 Stock Option Plan. The number of shares underlying the options was calculated using the Black-Scholes formula for such options equal to $14.77 per share. The number of shares underlying the RSUs was calculated using the closing price of our common stock on March 4, 2008, equal to $29.47 per share.
•	Except as set forth in the footnote above, the value of the amounts awarded consisted of one-third stock options, one-third performance-based RSUs and one-third time-vested RSUs.

•	The options expire in seven years and vest in one-third increments on each anniversary date of the grant.

•	The performance-based RSUs vest upon the achievement of certain performance milestones if the Company meets or exceeds certain cumulative earnings targets for 2008, 2009 and 2010.

•	The time-vested RSUs vest in one-fifth increments on each anniversary date of the grant.
     Changes for 2008 —The Committee adopted certain limitations regarding the maximum cash-based awards and share-based awards to satisfy the requirements of Internal Revenue Code Section 162(m). The established limitations are $2.0 million for cash-based awards and 200,000 shares for share-based awards, per year for any named executive officer.

Executive Benefits and Perquisites
     In General — The named executive officers also are provided with certain market-competitive benefits and perquisites. It is the Committee’s belief that such benefits are necessary for us to remain competitive and to attract and retain top caliber executive officers, since such benefits are typically provided by companies in the drug development services industry and by other companies with which we compete for executive talent.
     Retirement Benefits — The named executive officers participate in the 401(k) plan, but they do not have any additional retirement benefits.
     Other Benefits and Perquisites — All administrative employees, including the named executive officers, are eligible to receive standard health, disability, life and travel insurance, and professional development benefits. However, the named executive officers do not pay any premiums toward health insurance. In addition, from time to time, we make tickets to cultural and sporting events available to the named executive officers for business purposes. If not utilized for business purposes, they are made available to the named executive officers and other employees for personal use.
     Furthermore, we provide certain of our executive officers with a stipend to use towards perquisites selected by the named executive officers, which can be used for any purpose, but generally used for auto allowances, medical expenses and financial planning purposes, in the following amounts:

		Amount of Total		Amount of Tax
Name	Title	Perquisites (2007)		Gross-Up (1)	Total
Jeffrey P. McMullen	President and Chief Executive Officer	$32,500	(2)	$23,684	$56,184
John P. Hamill	Executive Vice President and Chief Financial Officer	$25,000	(3)	$15,966	$40,966
Mark Di Ianni	Executive Vice President, Strategic Initiatives and President, Early Stage Development	$12,000	(4)	—	$12,000
Thomas J. Newman	Executive Vice President and President, Late Stage Development	$12,000	(4)	—	$12,000
Johane Boucher- Champagne	Executive Vice President Early Clinical Development	$15,420	(5)	—	$15,420
David Natan (7)	Former Executive Vice President Reporting and Analysis	$19,500	(6)	$10,603	$30,103

(1)	The Committee also agreed to pay income taxes associated with such perquisites for Messers. McMullen, Hamill and Natan.

(2)	Mr. McMullen’s employment agreement awards him perquisites up to the amount of $32,500.

(3)	Mr. Hamill’s employment agreement awards him perquisites up to the amount of $25,000.

(4)	The executive’s employment agreement provides for a $12,000 car allowance.

(5)	Represents car allowance for 2007.

(6)	Mr. Natan’s employment agreement awards him perquisites up to the amount of $19,500.

(7)	Effective November 21, 2007, Mr. Natan was no longer an employee of PDGI.

Executive Severance Plan
     Executive Severance — Certain of the employment agreements of our named executive officers contain severance provisions as set forth in the following table.

		Number of Months of	Number of Months of
		Severance for	Severance for
		Termination Upon	Termination Without
Name	Title	Change in Control	Cause
Jeffrey P. McMullen	President and Chief Executive Officer	36	36
John P. Hamill	Executive Vice President and Chief Financial Officer	24	24
Mark Di Ianni	Executive Vice President, Strategic Initiatives and President, Early Stage Development	N/A (1)	24
Thomas J. Newman	Executive Vice President and President, Late Stage Development	N/A (1)	24
Robin C. Sheldrick	Senior Vice President, Human Resources	N/A (1)	24
Johane Boucher- Champagne (2)	Executive Vice President Early Clinical Development	N/A	12
David Natan (3)	Former Executive Vice President Reporting and Analysis	N/A	24

(1)	Mr. Di Ianni, Dr. Newman and Ms. Sheldrick do not automatically receive severance in the event of a change in control, unless he/she is terminated without cause in connection with a change in control.

(2)	Effective February 2008, Ms. Boucher-Champagne, as a result of internal restructuring, was no longer deemed an executive officer of the Company pursuant to Section 16 of the Exchange Act, but her title and duties were not modified in any way.

(3)	Effective November 21, 2007, Mr. Natan was no longer an employee of PDGI.
     We provided certain of our named executive officers with severance benefits in the event their employment terminates under certain defined circumstances. With the exception of our Chief Executive Officer, whose term of severance is 36 months, and Ms. Boucher-Champagne, whose term of severance is 12 months, the term of severance is for a 24-month period if their employment is terminated by us without cause or they resign for good reason, as defined in their respective employment agreements. However, for our Chief Executive Officer and Chief Financial Officer, in the event either the Chief Executive Officer or Chief Financial Officer resigns as a result of a change in control, as defined in his respective employment agreement, Mr. McMullen shall receive 36 months of severance and Mr. Hamill shall receive 24 months of severance. The principal features of the employment agreements of the named executives are summarized below in the section entitled “Executive Employment Agreements, Termination and Change of Control Arrangements.”
     It is the Committee’s understanding that the severance benefits provided under the employment agreements are representative of the severance benefits payable to long-tenured executive officers in the drug development services industry. The severance awarded to our named executive officers has been designed to provide a level of financial security to the named executive officers which will assure their continued attention and commitment to our strategic business objectives, even in change in control situations, where applicable, where their continued employment may be at risk. It is the Committee’s belief such financial protection for our Chief Executive Officer and Chief Financial Officer is necessary in connection with a change in control transaction in order to eliminate any potential financial conflicts such named executive officers may have while evaluating the merits of a potential transaction.
IRC Section 162(m) Compliance
     As a result of Section 162(m) of the Internal Revenue Code, publicly-traded companies such as us are not allowed a federal income tax deduction for compensation, paid to the Chief Executive Officer and the four other highest paid executive officers, to the extent that such compensation exceeds $1.0 million per officer in any one year and does not otherwise qualify as performance-based compensation. Currently, our stock option compensation packages are structured so that compensation deemed paid to an executive officer in connection with the exercise of a stock option should qualify as performance-based compensation that is not subject to the $1.0 million limitation. However, other awards, like RSUs, made under that Plan may or may not so qualify. In establishing the cash and equity incentive compensation programs for the executive officers, it is the Committee’s view that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason the Committee may deem it appropriate to continue to provide one or more executive officers with the opportunity to earn incentive compensation, including cash bonus programs tied to our financial performance and RSUs, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. It is the Committee’s belief that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to our financial success, even if part of that compensation may not be deductible by reason of the Section 162(m) limitation. For 2007, a portion of the total amount of compensation paid by us to certain named executive officers (whether in the form of cash payments or upon the vesting of equity awards) was not deductible and is affected by the Section 162(m) limitation. The 2008 Incentive Compensation Plan has been designed with the intent to qualify the compensation deemed paid to our executive officers under cash bonuses, RSUs and other equity awarded under that plan as performance-based compensation that would not be subject to the $1 million limitation. Accordingly, if the stockholders approve the 2008 Plan, we will have the authority in the future to make cash and equity awards that qualify as performance based compensation.
Report of the Compensation Committee
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on this review and these discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted on behalf of the Compensation Committee. David M. Olivier, Chairman Lewis R. Elias Arnold Golieb

Summary Compensation Table
     The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during the years ended December 31, 2007 and 2006, awarded to, earned by or paid to our Chief Executive Officer, our Chief Financial Officer, each of our three other most highly compensated executive officers whose compensation for 2007 was in excess of $100,000 and who were serving as executive officers at the end of 2007 and one former executive officer whose total compensation for 2007 was in excess of $100,000. No other executive officers who would otherwise have been included in such table on the basis of total compensation for 2007 have been excluded by reason of their termination of employment or change in executive status during the year.

						Non-Equity
Name and				Stock	Option	Incentive Plan	All Other
Principal Position	Year	Salary (1)	Bonus (2)	Awards (3)	Awards	Compensation	Compensation(4)	Total
Jeffrey P. McMullen	2007	$695,000	$886,125	$553,731	$32,175	—	$74,001	$2,241,032
President and Chief Executive Officer	2006	$663,531	$975,000	$494,475	—	—	$72,098	$2,205,104
John P. Hamill	2007	$390,000	$175,587	$259,970	$9,028	—	$50,830	$885,415
Executive Vice President and Chief Financial Officer	2006	$320,294	$210,047	$182,981	—	—	$46,879	$760,201
Mark Di Ianni	2007	$400,000	$140,046	$108,997	$9,259	—	$22,973	$681,275
Executive Vice President and President, Early Stage Development	2006	$275,400	$98,925	$121,900	—	—	$19,734	$515,959
Thomas J. Newman	2007	$494,000	$172,985	$231,809	$11,436	—	$26,367	$936,597
Executive Vice President and President, Late Stage Development	2006	$475,000	$214,965	$182,000	—	—	$26,081	$898,046
Johane Boucher- Champagne	2007	$377,754	$30,502	$127,867	$3,240	—	$30,939	$570,302
Executive Vice President Early Clinical Development(5)(6)	2006	$291,425	$100,197	$121,900	—	—	$19,241	$532,763
David Natan	2007	$321,414	$40,000	$302,211	$24,063	—	$74,874	$762,562
Former Executive Vice President Reporting and Analysis(8)	2006	$395,547	$272,837	$91,950	—	—	$41,320	$801,654

(1)	The amounts in this column represent actual salary paid in 2007 and 2006.

(2)	Except with respect to Mr. Natan, the amounts in this column were earned in 2007 and 2006 and paid in early 2008 and 2007, respectively.

(3)	The amounts in this column are the compensation costs as defined by SFAS 123R and recognized for financial statement purposes for the respective fiscal year. Assumptions used in the calculation of these amounts are included in Note H to the consolidated financial statements for the year ended December 31, 2007, included in our Annual Report on Form 10-K filed with the SEC.

(4)	The following table sets forth by category and amount all compensation included in the “All Other Compensation” column. Perquisites primarily include automobile allowances, financial planning costs and healthcare costs not otherwise covered by insurance. We incur expenses and reimburse employees for technology devices and services to ensure that our employees, including our executive officers, are readily accessible to us and our customers at all times in and out of the office as necessary. We do not view these costs as perquisites for executive officers as they are essential to the efficient performance of their duties and are comparable to the benefits provided to a broad-based group of our employees.

						Life	Grossed-Up
				Tax Gross-	Matching	Insurance	Value of a
Name	Year	Perquisites		Ups	Contributions	Premiums	Watch	Other		Total

Mr. McMullen	2007	$32,500	(a)	$23,684	$10,250	$7,567	—	—		$74,001
	2006	$32,500	(a)	$22,565	$10,000	$5,267	$1,766	—		$72,098
Mr. Hamill	2007	$25,000		$15,966	$7,750	$2,114	—	—		$50,830
	2006	$22,050		$14,250	$7,561	$1,209	$1,809	—		$46,879
Mr. Di Ianni	2007	$12,000		—	$7,750	$3,223	—	—		$22,973
	2006	$8,769		—	$10,000	$965	—	—		$19,734
Dr. Newman	2007	$12,000		—	$10,250	$4,117	—	—		$26,367
	2006	$12,000		—	$10,000	$2,300	$1,781	—		$26,081
Ms. Boucher-	2007	$15,420		—	$15,519	—	—	—		$30,939
Champagne	2006	$7,362		—	$11,879	—	—	—		$19,241
Mr. Natan	2007	$19,500		$10,603	$10,250	$3,224	—	$31,297	(7)	$74,874
	2006	$19,500		$10,500	$10,000	$1,320	—	—		$41,320

(a)	Pursuant to Mr. McMullen’s employment agreement he is entitled to receive $32,500 in perquisites. Mr. McMullen has generally used these perquisites for auto allowances, medical expenses and financial planning costs.

(5)	Compensation which was paid or received in Canadian dollars has been converted to U.S. dollars based upon the annual exchange rate between the Canadian dollar and the U.S. dollar.

(6)	Effective February 2008, Ms. Boucher-Champagne, as a result of internal restructuring, was no longer deemed an executive officer of the Company pursuant to Section 16 of the Exchange Act, but her title and duties were not modified in any way.

(7)	Such amount includes: (i) severance in the amount of $30,082 and (ii) vacation payout in the amount of $1,215.

(8)	Effective November 21, 2007, Mr. Natan was no longer an employee of PDGI.
Executive Employment Agreements
     We have entered into employment agreements with each of our named executive officers. All such agreements are referred to herein as the “Employment Agreements.” Each of these Employment Agreements is substantially similar, and the material terms of the agreements are described below. All of the agreements are for a three-year term, and two of them automatically renew for successive one-year terms unless either party gives notice.
     Under each Employment Agreement, the executive officer is entitled to a base salary and to annual increases in such base. For Mr. McMullen, the increase is the greater of 4% or an amount determined by the Compensation Committee. For Mr. Hamill, Mr. Di Ianni and Dr. Newman, the increase is the greater of 4%, an amount approved by the Compensation Committee or the Consumer Price Index. For Ms. Boucher-Champagne, the increase is based on targeted financial results, subject to approval of the Board of Directors.
     Each executive officer is eligible for incentive compensation, annual and/or long-term, according to the terms of his or her agreement. Each executive officer is also eligible to participate in any plan relating to stock options, pension, 401(k), medical, disability or life insurance or other employee benefit plan that we have adopted, or may from time to time adopt, for the benefit of our executive officers and for employees generally, except that executive officers may not participate in the Employee Stock Purchase Plan. Each of the executive officers is also entitled to such customary fringe benefits and vacation leave as are consistent with our normal practices and established policies. Each Employment Agreement contains a covenant not to compete during the term of the agreement and for a 24-month period following termination of employment, except for Ms. Boucher-Champagne which period is up to 12 months.

     For each named executive, any severance benefits are governed by the officer’s Employment Agreement. The severance benefits shown in the “Termination and Change of Control Arrangements” table below are based on a hypothetical termination date of December 31, 2007, for each of the termination events.
     Effective February 1, 2008, Ms. Boucher-Champagne was no longer deemed an executive officer of the Company pursuant to Section 16 of the Exchange Act. Further, on February 1, 2008, due to an internal reorganization of reporting responsibilities, Robin C. Sheldrick, Senior Vice President, Human Resources became an executive officer pursuant to Section 16 of the Exchange Act. On January 10, 2007, we entered into an employment agreement with Ms. Sheldrick with terms that are substantially similar to those described above for the other named executive officers.
     We have clawback provisions in our option agreements which cancel existing options and require forfeiture of profits where the employee has been terminated for cause or violates non-compete or confidentiality provisions of employment or other agreements following resignation or termination. In addition, new employment agreements authorize the Compensation Committee, in the event it learns that an executive or the Company is subject to any investigation involving possible violations of the United States securities laws, to cause the Company to withhold all payments which the Committee believes may be considered to be subject to the provisions of Section 1103 of the Sarbanes-Oxley Act of 2002.
Severance Agreements
     On October 22, 2007, David Natan, who served as Executive Vice President of Reporting and Analysis and Chief Accounting Officer, and the Company agreed to a mutual separation whereby Mr. Natan was no longer an employee effective November 21, 2007. Pursuant to the terms of his Separation Agreement:
•	we will make severance payments to Mr. Natan, in cash, equal to two times his annual base salary over a period of 24 months;

•	we will provide Mr. Natan with life, disability, accident and health insurance benefits substantially similar to those received by him at the time of his separation for a period of 24 months; and

•	All long-term incentive grants to Mr. Natan which were outstanding as of October 22, 2007, will vest by May 22, 2008.

Grants of Plan-Based Awards
     The following table sets forth information about stock and option awards and equity incentive plan awards granted to our named executive officers during the year ended December 31, 2007.

									All Other	All Other
									Stock	Option	Exercise
									Awards:	Awards:	or
									Number of	Number of	Base	Grant Date
									Shares of	Securities	Price of	Fair Value
		Estimated Future Payouts Under			Estimated Future Payouts Under				Stock or	Underlying	Option	of Stock
	Grant	Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards				Units	Options	Awards	and Option
Name	Date	Threshold	Target	Maximum	Threshold		Target	Maximum	(#)	(#)	(per share)	Awards (3)
Jeffrey P. McMullen	8/3/2007	—	—	—	—		—	—	8,609	16,155	$26.91	$463,074
	8/3/2007	—	—	—	8,609	(1)	—	—	—	—	—	$231,926
John P. Hamill	8/3/2007	—	—	—	—		—	—	2,415	4,533	$26.91	$130,012
	8/3/2007	—	—	—	2,415	(1)	—	—	—	—	—	$64,988
Mark Di Ianni	8/3/2007	—	—	—	—		—	—	2,477	4,649	$26.91	$133,344
	8/3/2007	—	—	—	2,477	(1)	—	—	—	—	—	$66,656
Thomas J. Newman	8/3/2007	—	—	—	—		—	—	3,060	5,742	$26.91	$164,655
	8/3/2007	—	—	—	3,060	(1)	—	—	—	—	—	$82,345
Johane Boucher- Champagne	8/3/2007	—	—	—	—		—	—	867	1,627	$26.91	$46,669
	8/3/2007	—	—	—	867	(1)	—	—	—	—	—	$23,331
David Natan (2)	8/3/2007	—	—	—	—		—	—	894	1,678	$26.91	$48,139
	8/3/2007	—	—	—	894	(1)	—	—	—	—	—	$24,058

(1)	The performance-based RSUs vest upon the achievement of certain performance milestones if the Company meets or exceeds certain cumulative earnings targets for 2007, 2008 and 2009.

(2)	Effective November 21, 2007, Mr. Natan was no longer an employee of PDGI.

(3)	Grant date fair value is calculated based upon the number of shares multiplied by the grant date closing price and the number of options multiplied by the Black-Scholes value of $14.34 per share.

Outstanding Equity Awards at Year-End
     The following table sets forth information about the equity awards held by our named executive officers as of December 31, 2007.

	Option Awards						Stock Awards
										Equity
										Incentive
									Equity	Plan
									Incentive	Awards:
				Equity					Plan	Market
				Incentive			Number		Awards:	or Payout
				Plan			of		Number	Value of
				Awards:			Shares		of Unearned	Unearned
	Number		Number	Number			or	Market	Shares,	Shares,
	of		of	of			Units of	Value of	Units or	Units or
	Securities		Securities	Securities			Stock	Shares or	Other	Other
	Underlying		Underlying	Underlying			That	Units of	Rights	Rights
	Unexercised		Unexercised	Unexercised			Have	Stock That	That	That
	Options		Options	Unearned	Option	Option	Not	Have Not	Have	Have
	(#)		(#)	Options	Exercise	Expiration	Vested	Vested	Not Vested	Not
Name	Exercisable		Unexercisable	(#)	Price	Date	(#)	(4)	(#)	Vested
Jeffrey P. McMullen	103,800	(5)	—	—	$40.39	12/22/2009	20,281	$795,218	60,000 (1)	$2,352,600
	24,593	(5)	—	—	$38.00	5/17/2010	—	—	—	—
	—		16,155 (6)	—	$26.91	8/3/2014	8,609	$337,559	8,609 (7)	$377,559
John P. Hamill	895	(5)	—	—	$40.39	12/22/2009	6,667	$261,413	—	—
	3,571	(5)	—	—	$13.86	12/19/2010	10,500	$411,705	25,000 (2)	$980,250
	—		4,533 (6)	—	$26.91	8/3/2014	2,415	$94,692	2,415 (7)	$94,692
Mark Di Ianni	—		4,649 (6)	—	$26.91	8/3/2014	5,000	$196,050	—	—
	—		—	—	—	—	2,477	$97,123	2,477 (7)	$97,123
Thomas J. Newman	14,305	(5)	—	—	$40.39	12/22/2009	8,333	$326,737	—	—
	3,571	(5)	—	—	$13.86	12/19/2010	5,000	$196,050	—	—
	10,000	(5)	—	—	$15.82	12/22/2010	—	—	—	—
	—		5,742 (6)	—	$26.91	8/3/2014	3,060	$119,982	3,060 (7)	$119,982
Johane Boucher-Champagne	30,000	(5)	—	—	$15.93	3/13/2012	5,000	$196,050	—	—
	7,500	(5)	—	—	$13.86	12/19/2010	—	—	—	—
	—		1,627 (6)	—	$26.91	8/3/2014	867	$33,995	867 (7)	$33,995
David Natan (3)	—		—	—	—	—	5,766	$226,085	—	—

(1)	This amount includes 60,000 RSUs which shall vest only if PDGI meets or exceeds the non-GAAP earnings per share target for 2008.

(2)	This amount includes 25,000 RSUs which shall vest only if PDGI meets or exceeds the non-GAAP earnings per share target for 2008.

(3)	Effective November 21, 2007, Mr. Natan was no longer an employee of PDGI.

(4)	The amounts in this column are calculated by multiplying the number of shares in the previous column by the closing price on December 31, 2007, of $39.21.

(5)	Such options are fully vested.

(6)	Such options vest in 1/3 increments on each anniversary from the date of grant.

(7)	Such amounts consist of performance-based RSUs which vest if the Company meets or exceeds certain cumulative earnings targets for 2007, 2008 and 2009.

Option Exercises and Stock Vested
     The table below sets forth information about option exercise and stock award vesting activity for our named executive officers during the year ended December 31, 2007.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on		Acquired on	Value Realized on
	Exercise	Value Realized on	Vesting	Vesting
Name	(#)	Exercise	(#)	(2)
Jeffrey P. McMullen	—	—	20,820	$740,047
John P. Hamill	—	—	13,666	$485,758
Mark Di Ianni	—	—	5,000	$177,725
Thomas J. Newman	—	—	11,668	$414,739
Johane Boucher-Champagne	—	—	5,000	$177,725
David Natan (1)	26,058	$248,378	10,000	$393,525

(1)	Effective November 21, 2007, Mr. Natan was no longer an employee of PDGI. Such options were exercised after Mr. Natan left PDGI.

(2)	The amounts in this column were calculated by multiplying the number of shares by the closing price on the date of vesting.

Termination and Change of Control Arrangements
     The following table sets forth information about the potential incremental payments to our named executive officers in the event of their termination or termination in connection with a change in control as of December 31, 2007.

					Johane
	Jeffrey P.	John P.	Mark	Thomas J.	Boucher-
	McMullen(4)	Hamill(5)	Di Ianni(5)	Newman(5)	Champagne(6)

Without Cause:
Cash severance (1)	$2,085,000	$780,000	$800,000	$988,000	$351,000
Equity (2):
Unvested RSUs	3,147,818	1,842,752	390,296	762,752	264,040
Unvested stock options	198,707	55,756	57,183	70,627	20,012
Insurance benefits (3)	—	47,219	49,436	36,159	—

Total	$5,452,698	$2,725,727	$1,296,915	$1,857538	$635,052

Change in Control:
Cash severance (1)	$2,085,000	$780,000	—	—	—
Equity (2):
Unvested RSUs	3,147,818	1,842,752	—	—	—
Unvested stock options	198,707	55,756	—	—	—
Insurance benefits (3)	—	47,219	—	—	—

Total	$5,452,698	$2,725,727	—	—	—

(1)	A multiple of current base salary in the amounts of three times for Mr. McMullen, two times for Mr. Hamill, Mr. Di Ianni and Dr. Newman and one time for Ms. Boucher-Champagne.

(2)	All values reflected in the table assume a termination date of December 31, 2007, and, where applicable, the closing price of our common stock on that day of $39.21. All amounts reflect the incremental value to each of the named officers in the event of a termination and do not include the value of any equity vested and earned equity prior to December 31, 2007. The equity value for the unvested options reflects the intrinsic value (market price less exercise price) of such options.

(3)	Represents coverage for 24 months.

(4)	If Mr. McMullen is a “disqualified individual” (as defined in Section 280G(c) of the Internal Revenue Code of 1986 (the “Code”), and the benefits provided for in his employment agreement, together with any other payments and benefits which he has the right to receive, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the benefits provided under his employment agreement (beginning with any benefit to be paid in cash hereunder) shall be reduced (but not below zero) so that the present value of such total amounts and benefits received by him will be $1.00 less than three times his “base amount” (as defined in Section 280G of the Code) and so that no portion of such amounts and benefits received by him shall be subject to the excise tax imposed by Section 4999 of the Code. Accordingly, it is possible that the amount of severance benefits may be reduced.

(5)	In the event that any payments or benefits to which the executive becomes entitled to in accordance with the provisions of his employment agreement (or any other agreement with us or one of our affiliates) would otherwise constitute a parachute payment under Code Section 280G(b)(2), then such payments or benefits will be subject to reduction to the extent necessary to assure that the executive receives only the greater of or either (i) the amount of those payments which would not constitute such a parachute payment or (ii) the amount which yields the executive the greatest after-tax amount of benefits after taking into account any excise tax imposed under Code Section 4999 on the payments or benefits provided the executive under his employment agreement (or on any other payments or benefits to which the executive may become entitled in connection with any change in control or ownership of the Company or the subsequent termination of his employment).

(6)	The executive shall not receive any tax-gross-up and any severance pay shall be paid in equal installments at the times and in accordance with Anapharm, Inc.’s customary pay periods and payroll practices as may be established or modified from time to time and shall be subject to all applicable federal, provincial and/or local payroll and withholding taxes.

Equity Compensation Plans
     The following table sets forth information about common stock that may be issued under our equity compensation plans as of December 31, 2007.

Number of
	Securities to be	Weighted
	Issued upon	Average
	Exercise of	Price of	Number of
	Outstanding	Outstanding	Securities
	Options,	Options,	Remaining
	Warrants and	Warrants	Available for
Plan Category	Rights	and Rights	Future Issuance
1999 Stock Option Plan approved by security holders(1)	537,072	$18.63	471,647
2004 Employee Stock Purchase Plan approved by security holders	365,331	$16.54	184,669
Stock Option Agreements not approved by security holders	377,477	$39.62	—

(1)	Shares may be issued upon the exercise of options or stock appreciation rights through direct stock issuances or pursuant to restricted stock awards or RSUs that vest upon the attainment of prescribed performance milestones or the completion of designated service periods.
Proposal 2.  Amendment and Restatement of the PharmaNet Development Group, Inc. 2004 Employee Stock Purchase Plan
          The Board of Directors recommends a vote “FOR” this proposal. The Board of Directors believes that it is in PDGI’s best interests to provide our employees with the opportunity to acquire an ownership interest through their participation in the 2004 Employee Stock Purchase Plan (the “Purchase Plan”) and thereby encourage them to remain in our employ and more closely align their interests with those of the stockholders.
          Stockholders are being asked to approve an amendment and restatement of the Purchase Plan that will (i) increase the number of shares of common stock reserved for issuance under the Purchase Plan from 550,000 shares to 700,000 shares and (ii) effect various technical revisions to facilitate the administration of the Purchase Plan and maintain its compliance with applicable laws and regulations. The 150,000-share increase was authorized by the Board of Directors on March 5, 2008, subject to stockholder approval at the Annual Meeting.
          The Purchase Plan is designed to allow our eligible employees and the eligible employees of our participating subsidiaries (whether now existing or subsequently established) to purchase shares of common stock at periodic intervals through their accumulated payroll deductions. We have also implemented the 2008 International Employee Stock Purchase Plan (the “International Plan”) pursuant to which employees of PDGI’s foreign subsidiaries (who currently participate in the Purchase Plan) may purchase shares on terms similar to the Purchase Plan. The share reserve under the Purchase Plan (including the increase subject to this proposal) will be used to fund stock purchases under both the Purchase Plan and the International Plan.
          The Purchase Plan was initially approved by stockholders at the 2004 Annual Meeting with a share reserve of 150,000 shares. The Purchase Plan was subsequently amended and approved by the stockholders to increase the share reserve by an additional 400,000 shares. As of April 21, 2008, 406,452 shares of our common stock had been issued under the Purchase Plan and 143,548 shares remained available for future issuance (excluding the 150,000-share increase which is the subject of this proposal).
          The following summary describes the principal features of the Purchase Plan, as amended and restated through March 5, 2008. This summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan and is qualified in its entirety by reference to the complete text of the amended and restated Purchase Plan filed with this Proxy Statement as Appendix B. The provisions of the International Plan are substantially the same as those summarized below for the Purchase Plan, except for those modifications required in order to conform with the laws and regulations of the various foreign jurisdictions in which the International Plan is implemented. Any stockholder who wishes to obtain a copy of the actual plan documents may do so upon written request to our Corporate Secretary at our principal executive offices at 504 Carnegie Center, Princeton, New Jersey 08540.

Administration
          The Purchase Plan is administered by the Compensation Committee of the Board of Directors. The Committee, as plan administrator, has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan.
Share Reserve
          The number of shares of common stock reserved for issuance under the Purchase Plan and the International Plan (the “Purchase Plans”) in the aggregate is limited to 700,000 shares, including the 150,000-share increase which is the subject of this proposal.
     The shares issuable under the Purchase Plans may be made available from authorized but unissued shares of our common stock or from shares of common stock repurchased by us, including shares repurchased on the open market.
Changes in Capitalization
     In the event any change is made to the outstanding shares of our common stock because of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares, spin-off transaction or other change in corporate structure effected without our receipt of consideration or should the value of our common stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, equitable adjustments will be made to (i) the maximum number and class of securities issuable under the Purchase Plans in the aggregate and (ii) the number and class of securities and the price per share in effect under each outstanding option.
Offerings
          Shares of our common stock will be offered under the Purchase Plan through a series of successive offerings. Unless the Compensation Committee determines otherwise, offering periods will commence on January 1 and July 1 each year and end on June 30 and December 31 each year, respectively. Shares will be purchased at the end of each offering period.
          At the time the participant joins an offering period, he or she will be granted an option to acquire shares of our common stock on the purchase date for that offering period. All payroll deductions collected from the participant for the offering period will be automatically applied to the purchase of common stock on such purchase dates, subject to certain limitations summarized below in the section entitled “Special Limitations.”
Eligibility and Participation
          Any individual who is continuously employed on a basis under which he or she is scheduled to work for at least 20 hours per week in our employ or the employ of any of our participating subsidiaries (including any corporation which subsequently becomes such a participating subsidiary at any time during the term of the Purchase Plan) will be eligible to participate in the Purchase Plan. To the extent required by law, employees of our foreign subsidiaries who are scheduled to work for less than 20 hours per week will be allowed to participate in the International Plan. However, none of our executive officers subject to the short-swing profit restrictions of the federal securities laws are permitted to participate in the Purchase Plan.
          Each individual who has been an eligible employee for at least three months as of the start date of any offering period may elect to participate in that offering period, provided he or she does so during the enrollment period prescribed for that offering period. As of April 21, 2008, approximately 2,500 employees were eligible to participate in the Purchase Plans.
Payroll Deductions and Stock Purchases
          A participant may authorize periodic payroll deductions in any multiple of 1% up to a maximum of 10% of his or her base. Accordingly, on each purchase date the payroll deductions of each participant accumulated for the offering period will automatically be applied to the purchase of whole shares of common stock at the purchase price in effect for that offering period.
Purchase Price
          The purchase price of the common stock acquired on each purchase date will be equal to 85% of the lower of the fair market value per share of common stock at the beginning or end of the offering period.
          The fair market value per share of common stock on any particular date under the Purchase Plan will be deemed to be equal to the closing selling price on such date on the NASDAQ Global Market.

Special Limitations
          The Purchase Plan imposes certain limitations upon a participant’s rights to acquire common stock, including the following:
•	Options granted to a participant may not permit such individual to purchase more than $25,000 worth of common stock (valued at the time each option is granted) for each calendar year those options are outstanding at any time.

•	Options may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of our outstanding stock or the outstanding stock of any of our affiliates.

•	No participant may purchase during any one offering more than 1,000 shares of common stock.
Termination of Participation
          A participant may withdraw from the Purchase Plan at any time and his or her accumulated payroll deductions for the offering period in which such withdrawal occurs will be refunded.
          A participant’s option will immediately terminate upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions for the offering period in which such cessation of employment or loss of eligibility occurs will be refunded.
Stockholder Rights
          No participant will have any stockholder rights with respect to the shares covered by his or her options until the shares are actually purchased on the participant’s behalf and the participant has become a holder of record of the purchased shares. Other than in connection with changes to our capitalization as described above, no adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.
Assignability
          No options will be assignable or transferable by the participant, and the options will be exercisable only by the participant.
Change in Control
          In the event we are acquired by merger, sale of all or substantially all of our assets or sale of more than 50% of our outstanding securities, all outstanding options will either be assumed by the successor entity and continued in effect or will be automatically exercised immediately prior to the effective date of such acquisition. In the event of such automatic exercise, the purchase price will be equal to 85% of the lower of (i) the fair market value per share of common stock on the start date of the offering period in which such acquisition occurs or (ii) the fair market value per share of common stock immediately prior to such acquisition.
Share Pro-Ration
          Should the total number of shares of common stock to be purchased pursuant to outstanding options on any particular date exceed the number of shares then available for issuance under the Purchase Plans, then the Compensation Committee will make a pro-rata allocation of the available shares on a uniform and equitable basis, and the balance of payroll deductions of each participant will be refunded.
Amendment and Termination
     The Purchase Plan will terminate upon the earliest of (i) the date our Board of Directors elects to terminate the Purchase Plan, (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised options or (iii) the date on which all options are exercised in connection with an acquisition of PDGI.
     The Board of Directors may at any time alter, suspend or terminate the Purchase Plan. However, the Board of Directors may not, without stockholder approval, (i) increase the number of shares issuable under the Purchase Plans (except as permissible adjustments in the event of changes to our capitalization), (ii) alter the purchase price formula to reduce the purchase price or (iii) modify the requirements for eligibility to participate in the Purchase Plan.

New Plan Benefits
          No options will be granted, and no shares will be issued, on the basis of the share increase subject to this proposal unless such proposal is approved by the stockholders at the Annual Meeting.
Stock Purchases
          The following table sets forth, as to individuals and groups indicated, the number of shares of common stock purchased under the Purchase Plan from January 1, 2007, through April 21, 2008, together with the weighted average purchase price paid per share.

	Number of	Weighted Average
	Purchased	Purchase Price
Name and Position	Shares	Per Share
All current executive officers as a group	—	—
All employees, excluding current officers as a group	97,387	$22.28
All employees, including current officers, as a group	97,387	$22.28
Federal Tax Consequences
          The Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to us upon either the grant or the exercise of the options. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event a participant should die while still owning the purchased shares.
          If a participant sells or otherwise disposes of the purchased shares within two years after the start date of the offering period or within one year after the purchase date, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and we will be entitled to an income tax deduction, equal in amount to such excess, for the taxable year in which such disposition occurs.
          If a participant sells or disposes of the purchased shares more than two years after the start date of the offering period in which the shares were acquired and more than one year after the purchase date, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeds the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the start date of that offering period, and any additional gain upon the disposition will be taxed as a long-term capital gain. We will not be entitled to an income tax deduction with respect to such disposition.
          If a participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the shares on the start date of the offering period in which those shares were acquired.
Foreign Taxation
          The income tax consequences to participants in the International Plan vary by country. Generally, those participants will be subject to taxation at the time the shares are purchased.
Accounting Treatment
          The fair value of each option granted under the Purchase Plan will be charged as a direct compensation expense to our reported earnings over the offering period to which that option pertains. The fair value of each such option will be determined as of its grant date.

Proposal 3.  Approval of the PharmaNet Development Group, Inc. 2008 Incentive Compensation Plan
               The Board of Directors recommends a vote “FOR” this proposal.
               We are asking stockholders to vote on a proposal to approve the implementation of the 2008 Incentive Compensation Plan (the “2008 Plan”) under which up to 680,725 shares of our common stock will initially be reserved for issuance. The 2008 Plan is intended to serve as a successor to the 1999 Stock Plan (the “Predecessor Plan”). Stockholder approval of the 2008 Plan will not affect any options or RSUs outstanding under the Predecessor Plan at the time of the Annual Meeting. To the extent any of those options or RSUs subsequently terminate unexercised or without the issuance of shares thereunder, the number of shares of common stock subject to those terminated options and RSUs will be added to the share reserve available for issuance under the 2008 Plan, up to an additional 83,000 shares. However, no further awards will be made under the Predecessor Plan following stockholder approval of the 2008 Plan.
               The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting on this proposal, provided that affirmative votes also represent at least a majority of the voting power required to constitute a quorum at the Annual Meeting, is required for approval of the 2008 Plan. Should such approval not be obtained, then the 2008 Plan will not be implemented. However, the Predecessor Plan will continue in full force and effect, and awards may continue to be made under that plan until its specified expiration date or until the available share reserve has been issued.
               Incentive compensation programs play a pivotal role in our efforts to attract and retain key personnel essential to our long-term growth and financial success. For that reason, we have structured the 2008 Plan to provide us with more flexibility in designing cash and equity incentive programs in an environment where a number of companies have moved from traditional option grants to other stock or stock-based awards such as restricted stock and RSUs and performance-based compensation. Accordingly, with the 2008 Plan, we will continue to have a broad array of equity and cash incentives to utilize for purposes of attracting and retaining the services of key individuals.
               The 2008 Plan was initially adopted by our Board of Directors on March 5, 2008, subject to stockholder approval at the 2008 Annual Meeting, with a share reserve comprised of the 180,725 shares remaining for issuance of new grants under the Predecessor Plan. On March 5, 2008, the Board of Directors amended the 2008 Plan to increase the share reserve by an additional 500,000 shares, subject to approval of the 2008 Plan at the Annual Meeting.
               The principal terms and provisions of the 2008 Plan are summarized below. This summary, however, is not intended to be a complete description of all the terms of the 2008 Plan and is qualified in its entirety by reference to the complete text of the 2008 Plan filed with this Proxy Statement as Appendix C. Any stockholder who wishes to obtain a copy of the actual plan documents may do so upon written request to our Corporate Secretary at our principal executive offices at 504 Carnegie Center, Princeton, New Jersey 08540.
               Types of Awards. The following types of awards may be granted under the 2008 Plan: options, stock appreciation rights, stock awards, RSUs, cash awards, performance units and dividend equivalent rights. The principal features of each type of award are described below. In addition, non-employee members of our Board of Directors will receive grants automatically as described below under the “Automatic Grant Program for Non-Employee Directors.”
               Administration. The Compensation Committee of our Board of Directors will have the exclusive authority to administer the 2008 Plan with respect to awards made to our executive officers and non-employee Board members and will also have the authority to make awards under the 2008 Plan to all other eligible individuals. However, our Board of Directors may at any time appoint a secondary committee of one or more Board members to have separate but concurrent authority with the Compensation Committee to make awards under the 2008 Plan to individuals other than executive officers and non-employee Board members. In addition, our Board of Directors may delegate to one or more executive officers the power to grant awards under the 2008 Plan to one or more employees, other than executive officers, and to exercise such other powers under the 2008 Plan as the Board of Directors may determine. However, either the Board of Directors or the Compensation Committee will fix the terms of the awards granted by such executive officers and the maximum number of shares for which the executive officers may grant such awards.
               The term “plan administrator” as used in this summary will mean our Compensation Committee, any secondary committee and any executive officers to whom administrative authority is delegated, to the extent each such entity or individual is acting within the scope of its administrative authority under the 2008 Plan.

               Eligibility. Officers and employees, non-employee members of our Board of Directors (or the Board of any subsidiary) and independent consultants and contractors in our employ or service or in the employ or service of any subsidiary (whether now existing or subsequently established) will be eligible to participate in the 2008 Plan. The non-employee members of our Board of Directors will also be eligible to participate in the Automatic Grant Program for Non-Employee Directors described below. As of April 21, 2008, approximately 2,500 persons (including 5 executive officers) and 6 non-employee Board members were eligible to participate in the 2008 Plan.
               Securities Subject to 2008 Plan. Initially, 680,725 shares of our common stock will be reserved for issuance over the term of the 2008 Plan. The reserve consists of (i) a new share pool of 500,000 shares plus (ii) 180,725 shares transferred from the unallocated share reserve remaining under the Predecessor Plan. To the extent any options or RSUs outstanding under the Predecessor Plan on the date of the Annual Meeting subsequently terminate unexercised or without the issuance of shares, the number of shares of common stock subject to those terminated options and RSUs will be added to the share reserve available for issuance under the 2008 Plan, up to an additional 83,000 shares.
               As of April 21, 2008, 827,994 shares were subject to outstanding options and RSUs under the Predecessor Plan. An additional 180,725 shares remained unallocated and available for future awards. It is anticipated that awards for not more than an additional 25,000 shares of our common stock will be granted under the Predecessor Plan between April 21, 2008, and the date of the Annual Meeting.
               Awards made under the 2008 Plan will be subject to the following per-participant limitations in order to provide the plan administrator with the opportunity to structure one or more of those awards as performance-based compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”).
          •  For awards measured in terms of shares of our common stock (whether payable in our common stock, cash or a combination of both), no participant in the 2008 Plan may receive awards for more than 200,000 shares of our common stock in any single calendar year, subject to adjustment for subsequent stock splits, stock dividends and similar transactions. Stockholder approval of this proposal will also constitute approval of that 200,000-share limitation for purposes of Section 162(m). Accordingly, such limitation will assure that any deductions to which we would otherwise be entitled upon the exercise of stock options or stock appreciation rights granted under the 2008 Plan will not be subject to the $1.0 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m). In addition, one or more shares issued under stock awards or RSUs may also qualify as performance-based compensation that is not subject to the Section 162(m) limitation, if the vesting of those shares is tied to the attainment of the corporate performance milestones discussed in the summary description below.
          •  For awards measured in terms of cash dollars at the time of grant (whether payable in cash, shares of our common stock or both), no participant in the 2008 Plan may receive awards with an aggregate dollar value in excess of $2.0 million dollars in any one calendar year, with such limitation to be measured at the time the award is made. Stockholder approval of this proposal will also constitute approval of that $2.0 million limitation for purposes of Section 162(m). Accordingly, such limitation will assure that any deductions to which we would otherwise be entitled upon the payment of cash bonuses or the settlement of performance units will not be subject to the $1.0 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m), to the extent the vesting of those awards is tied to the attainment of one or more of the corporate performance milestones discussed below.
               The shares of common stock issuable under the 2008 Plan may be made available from shares of our authorized but unissued common stock or from shares of our common stock that we acquire, including shares purchased on the open market or in private transactions.
               Shares subject to outstanding awards under the 2008 Plan that expire or otherwise terminate prior to the issuance of the shares subject to those awards will be available for subsequent issuance under the 2008 Plan. Any unvested shares issued under the 2008 Plan that are subsequently forfeited or that we repurchase, at a price not greater than the original issue price paid per share, pursuant to our repurchase rights under the 2008 Plan will be added back to the number of shares reserved for issuance under the 2008 Plan and will accordingly be available for subsequent issuance.

               In addition, the following share-counting procedures will apply in determining the number of shares of common stock available from time to time for issuance under the 2008 Plan:
          •  Should the exercise price of an option be paid in shares of our common stock, then the number of shares reserved for issuance under the 2008 Plan will be reduced by the net number of shares issued under the exercised option.
          •  Should shares of common stock otherwise issuable under the 2008 Plan be withheld by us in satisfaction of the withholding taxes incurred in connection with the issuance, exercise or settlement of an award under the plan, then the number of shares of common stock available for issuance under the 2008 Plan will be reduced by the net number of shares actually issued after any such share withholding.
          •  Upon the exercise of any stock appreciation right granted under the 2008 Plan, the share reserve will be reduced by the net number of shares actually issued upon such exercise.
               Awards. The plan administrator will have complete discretion to determine which eligible individuals are to receive awards, the time or times when those awards are to be granted, the number of shares or amount of payment subject to each such award, the vesting and exercise schedule (if any) to be in effect for the award, the cash consideration (if any) payable per share subject to the award and the form of payment in which the award is to be settled, the maximum term for which the award is to remain outstanding, the status of any granted option as either an incentive stock option or a non-statutory option under federal tax laws, and, with respect to performance-based awards, the amount payable at one or more levels of attained performance, the payout schedule and the form of payment.
               Stock Options. Each granted option will have an exercise price per share determined by the plan administrator, but the exercise price will not be less than 100% of the fair market value of the option shares on the grant date. No granted option will have a term in excess of 10 years. The shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date or upon the achievement of pre-established performance objectives. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares. The shares acquired under such immediately exercisable options will be subject to repurchase by us, at the lower of the exercise price paid per share or the fair market value per share, if the optionee ceases service prior to vesting in those shares.
               Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options to the extent exercisable for vested shares. The plan administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised, provide for continued vesting during the applicable post-service exercise period or accelerate the exercisability or vesting of options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding,
               Stock Appreciation Rights. The 2008 Plan will allow the issuance of two types of stock appreciation rights:
          •  Tandem stock appreciation rights granted in conjunction with options which provide the holders with the right to surrender the related option grant for an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the vested shares of our common stock subject to the surrendered option over (ii) the aggregate exercise price payable for those shares.
          •   Stand-alone stock appreciation rights which allow the holders to exercise those rights as to a specific number of shares of our common stock and receive in exchange an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the shares of common stock as to which those rights are exercised over (ii) the aggregate exercise price in effect for those shares. The exercise price per share may not be less than the fair market value per share of our common stock on the date the stand-alone stock appreciation right is granted, and the right may not have a term in excess of 10 years.
               The appreciation distribution on any exercised stock appreciation right will be paid in (i) cash, (ii) shares of our common stock or (iii) a combination of cash and shares of our common stock. Upon cessation of service with us, the holder of a stock appreciation right will have a limited period of time in which to exercise that right to the extent exercisable at that time. The plan administrator will have complete discretion to extend the period following the holder’s cessation of service during which his or her outstanding stock appreciation rights may be exercised, provide for continued vesting during the applicable post-service exercise period and/or accelerate the exercisability or vesting of stock appreciation rights in whole or in part. Such discretion may be exercised at any time while the stock appreciation rights remain outstanding.
               Re-pricing Prohibition. The plan administrator may not implement any of the following re-pricing programs without obtaining stockholder approval: (i) the cancellation of outstanding options or stock appreciation rights in return for new options or stock appreciation rights with a lower exercise price per share, (ii) the cancellation of outstanding options or stock appreciation rights with exercise prices per share in excess of the then current fair market value per share of our common stock for consideration payable in our equity securities or (iii) the direct reduction of the exercise price in effect for outstanding options or stock appreciation rights.
               Stock Awards and Restricted Stock Units. Shares may be issued under the 2008 Plan subject to performance or service vesting requirements established by the plan administrator. Shares may also be issued as a fully-vested bonus for past services without any cash outlay required of the recipient. Shares of our common stock may also be issued under the 2008 Plan pursuant to RSUs which entitle the recipients to receive those shares upon the attainment of designated performance goals or the completion of a prescribed service period or upon the expiration of a designated time period following the vesting of those units, including (without limitation), a deferred distribution date following the termination of the recipient’s service with us.
               In order to assure that the compensation attributable to one or more stock awards or RSUs will qualify as performance-based compensation which will not be subject to the $1.0 million limitation on the income tax deductibility of the compensation paid per executive officer which is imposed under Section 162(m), the plan administrator will have the discretionary authority to structure one or more such awards so that the shares of common stock subject to those awards will vest only upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: (i) pre-tax or after-tax earnings, profit or net income, (ii) revenue or revenue growth, (iii) earnings per share, (iv) return on assets, capital or stockholder equity, (v) total stockholder return, (vi) gross or net profit margin, (vii) cash flow, (viii) earnings or operating income before interest, taxes, depreciation, amortization and/or charges for stock-based compensation, (ix) market share, (x) increases in customer base, (xi) operating income, net operating income or net operating income after recorded tax expense; (xii) operating profit, net operating profit or net operating profit after recorded tax expense, (xiii) operating margin, (xiv) cost reductions or other expense control objectives, (xv) market price of our common stock, whether measured in absolute terms or in relationship to earnings or operating income, (xvi) budget objectives, (xvii) working capital, (xviii) mergers, acquisitions or divestitures or (xix) measures of customer satisfaction. Each performance criteria may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of our business units or divisions or any parent or subsidiary. Each applicable performance goal may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned. Each applicable performance goal may be structured at the time of the award to provide for appropriate adjustment for one or more of the following items: (A) asset impairments or write-downs; (B) litigation judgments or claim settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in our annual report for the applicable year; (F) the operations of any business acquired or of any joint venture in which we or any subsidiary participates; (G) the divestiture of one or more business operations or the assets thereof; or (H) the costs incurred in connection with such acquisitions or divestitures.
               Should a participant cease to remain in service while holding one or more unvested shares or should the performance objectives not be attained with respect to one or more such unvested shares, then those shares will be immediately susceptible for cancellation. Outstanding RSUs will automatically terminate, and no shares of our common stock will be issued in satisfaction of those awards, if the performance goals or service requirements established for such awards are not attained. The plan administrator, however, will have the discretionary authority to issue shares of our common stock in satisfaction of one or more outstanding awards as to which the designated performance goals or service requirements are not attained. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to awards which were intended at the time of issuance to qualify as performance-based compensation under Section 162(m), except in the event of the participant’s involuntary termination or upon a change in control, as described under the heading “General Provisions – Vesting Acceleration.”
               Cash Awards. Cash awards will vest over an eligible individual’s designated service period or upon the attainment of pre-established performance goals. Cash awards which become due and payable following the attainment of the applicable performance goal and satisfaction of any service period may be paid in cash and/or shares of our common stock.

               In order to assure that the compensation attributable to one or more cash awards will qualify as performance-based compensation which will not be subject to the $1 million limitation on the income tax deductibility of the compensation paid per executive officer which is imposed under Section 162(m), the plan administrator will also have the discretionary authority to structure one or more awards so that cash or shares of common stock subject to those awards will vest only upon the achievement of certain pre-established corporate performance goals based on one or more of the performance goals described above in the summary of “Stock Awards and Restricted Stock Units.”
               The plan administrator will have the discretionary authority at any time to accelerate the vesting of any and all cash awards. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to awards which were intended at the time of issuance to qualify as performance-based compensation under Section 162(m), except in the event of the participant’s involuntary termination or upon a change in control as described under the heading “General Provisions – Vesting Acceleration.”
               Performance Units. A performance unit will represent a participating interest in a special bonus pool tied to the attainment of pre-established corporate performance objectives based on one or more performance goals described above in the summary of “Stock Awards and Restricted Stock Units.” The amount of the bonus pool may vary with the level at which the applicable performance objectives are attained, and the value of each performance unit which becomes due and payable upon the attained level of performance will be determined by dividing the amount of the resulting bonus pool (if any) by the total number of performance units issued and outstanding at the completion of the applicable performance period.
               Performance units may also be structured to include a service-vesting requirement which the participant must satisfy following the completion of the performance period in order to vest in the performance units awarded with respect to that performance period.
               Performance units which become due and payable following the attainment of the applicable performance objectives and the satisfaction of any applicable service-vesting requirement may be paid in cash and/or shares of our common stock valued at fair market value on the payment date.
               The plan administrator will have the discretionary authority at any time to accelerate the vesting of any and all performance units. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to awards which were intended at the time of issuance to qualify as performance-based compensation under Section 162(m), except in the event of the participant’s involuntary termination or upon a change in control as described under the heading “General Provisions – Vesting Acceleration.”
               Dividend Equivalent Rights. Dividend equivalent rights may be issued as stand-alone awards or in tandem with other awards made under the 2008 Plan. Each dividend equivalent right award will represent the right to receive the economic equivalent of each dividend or distribution, whether in cash, securities or other property (other than shares of our common stock) which is made per issued and outstanding share of common stock during the term the dividend equivalent right remains outstanding. Payment of the amounts attributable to such dividend equivalent rights may be made either concurrently with the actual dividend or distribution made per issued and outstanding share of our common stock or may be deferred to a later date. Payment may be made in cash or shares of our common stock.
               Automatic Grant Program for Non-Employee Directors. Under the automatic grant program, each individual who first becomes a non-employee Board member at any time on or after the date of the Annual Meeting will automatically receive a RSU award covering that number of shares of our common stock determined by dividing the applicable dollar amount by the fair market value per share of our common stock on such date. In addition, on the date of each annual stockholders meeting, beginning with the Annual Meeting, each individual serving as a non-employee Board member at that time will automatically be granted a RSU award covering that number of shares of our common stock determined by dividing an applicable dollar amount by the fair market value per share of our common stock on such date. The applicable dollar amounts subject to each such initial or annual RSU award will be determined by the Compensation Committee of our Board of Directors, but will not exceed $125,000 (with such amount pro-rated for any individual who is appointed as a non-employee Board member after an annual meeting). Accordingly, the size of the initial RSU grant may vary as to each new non-employee Board member, and the size of the annual RSU grants may vary from year to year. For each non-employee Board member re-elected at the Annual Meeting, our Compensation Committee has set the applicable dollar amount at $125,000 for the annual grant, and it is currently anticipated that any newly appointed or newly elected non-employee Board member would receive an automatic RSU grant with the same dollar amount (pro-rated as appropriate).

               Each initial and annual RSU award granted at an annual meeting will vest with respect to 50% of the shares on December 31 following the grant date of the award (the “Initial Vesting Date”) and with respect to the remaining 50% of the shares on June 30 following the Initial Vesting Date, if the non-employee Board member continues in board service through each such vesting date. Each pro-rated initial RSU award granted on a date other than an annual meeting will vest with respect to 50% of the shares on each of the first June 30 and December 31 following the grant date of the award. However, the initial and annual awards will immediately vest in full upon the non-employee Board member’s death or disability while a Board member, or the occurrence of certain changes in ownership or control. The shares of common stock underlying each initial or annual RSU award which vests in accordance with the foregoing vesting provisions will be issued as they vest. However, future awards may be structured so as to allow the non-employee Board members to defer, in accordance with the applicable requirements of Code Section 409A and the regulations thereunder, the issuance of the shares beyond the vesting date to a designated date or until cessation of Board service or an earlier change in control date.
               Should any dividend or other distribution payable other than in shares of our common stock be declared and paid on our common stock while an initial or annual RSU award is outstanding, then a special book account shall be established for the non-employee director holding the award and credited with a phantom dividend equivalent to the actual dividend or distribution which would have been paid on the shares subject to the RSU award had they been issued and outstanding and entitled to that dividend or distribution. The amount attributable to phantom dividend equivalents will be distributed to the non-employee director (in cash or such other form as the Compensation Committee may deem appropriate in its sole discretion) concurrently with the issuance of the vested shares to which those phantom dividend equivalents relate.
               Stock Awards—Predecessor Plan
               The following table sets forth, as to our Chief Executive Officer, our Chief Financial Officer, our three other most highly compensated executive officers and the other individuals and groups indicated, the number of shares of our common stock subject to option grants made under the Predecessor Plan from January 1, 2007, through April 21, 2008, together with the weighted average exercise price per share in effect for such option grants.

	Number of Shares	Weighted
	Underlying	Average
	Options	Exercise Price
Name and Position	Granted (#)	Per Share

Jeffrey P. McMullen, President and Chief Executive Officer	32,856	$28.21
John P. Hamill, Executive Vice President and Chief Financial Officer	9,374	$28.23
Mark Di Ianni, Executive Vice President, Strategic Initiatives and President Early Stage Development	9,343	$28.20
Thomas J. Newman, Executive Vice President and President, Late Stage Development	11,762	$28.22
Robin C. Sheldrick, Senior Vice President, Human Resources	2,472	$28.21
Johane Boucher-Champagne, Executive Vice President, Early Clinical Development	3,316	$28.21
David Natan, Former Executive Vice President, Reporting and Analysis	1,678	$26.91

All executive officers as a group (7 persons)	70,801	$28.18
Directors:
Rolf A. Classon	—	—
Lewis R. Elias, M.D.	—	—
Arnold Golieb	—	—
Jack Levine	—	—
David Lucking	—	—
David M. Olivier	—	—
Peter G. Tombros	—	—
Per Wold-Olsen	—	—

All non-employee directors as a group (8 persons)	—	—
All employees, including current officers who are not executive officers, as a group (195 persons)	122,359	$28.29
               The following table sets forth, as to our Chief Executive Officer, our Chief Financial Officer, our three other most highly compensated executive officers and the other individuals and groups indicated, the number of shares of our common stock subject to RSUs made under the Predecessor Plan from January 1, 2007, through April 21, 2008.

Number of Shares
Subject to RSUs
Name and Position	(#)

Jeffrey P. McMullen, President and Chief Executive Officer	33,958
John P. Hamill, Executive Vice President and Chief Financial Officer	9,682
Mark Di Ianni, Executive Vice President, Strategic Initiatives and President Early Stage Development	9,660
Thomas J. Newman, Executive Vice President and President, Late Stage Development	22,154
Robin C. Sheldrick, Senior Vice President, Human Resources	5,054
Johane Boucher-Champagne, Executive Vice President, Early Clinical Development	3,428
David Natan, Former Executive Vice President, Reporting and Analysis	1,788

All executive officers as a group (7 persons)	85,724
Directors:
Rolf A. Classon	3,955
Lewis Elias, M.D.	3,955
Arnold Golieb	3,955
Jack Levine	5,933
David Lucking	3,955
David M. Olivier	3,955
Peter G. Tombros	5,003
Per Wold-Olsen	3,955

All non-employee directors as a group (8 persons)	34,666
All employees, including current officers who are not executive officers, as a group (195 persons)	238,226

               New Plan Benefits
               No awards will be made under the 2008 Plan at any time prior to stockholder approval of the plan at the Annual Meeting. If such stockholder approval is obtained, then the non-employee members of our Board of Directors will each receive, upon re-election at the Annual Meeting, an automatic RSU award covering that number of shares of our common stock determined by dividing $125,000 by the fair market value per share of our common stock on the date of the Annual Meeting.
               General Provisions
               Vesting Acceleration. In the event we should experience a change in control, the following special vesting acceleration provisions will be in effect for all outstanding awards under the 2008 Plan:
               (i) Each outstanding award will automatically accelerate in full upon a change in control, if that award is not assumed or otherwise continued in effect by the successor corporation.
               (ii) The plan administrator will have complete discretion to grant one or more awards which will vest in the event the individual’s service with us or the successor entity is terminated within a designated period following a change in control transaction in which those awards are assumed or otherwise continued in effect.
               (iii) The plan administrator will have the discretion to structure one or more awards so that those awards will immediately vest upon a change in control, whether or not they are to be assumed or otherwise continued in effect.
               (iv) Unless the plan administrator establishes a different definition for one or more awards, a change in control will be deemed to occur for purposes of the 2008 Plan in the event (a) we are acquired by merger or asset sale or (b) there occurs any transaction (or series of related transactions within the 12-month period ending with the most recent acquisition) pursuant to which any person or group of related persons becomes directly or indirectly the beneficial owner of securities possessing (or convertible into or exercisable for securities possessing) 50% or more of the total combined voting power of our outstanding securities.
               The plan administrator’s authority above extends to any awards intended to qualify as performance-based compensation under Section 162(m), even though the accelerated vesting of those awards may result in their loss of performance-based status under Section 162(m).
               Changes in Capitalization. In the event any change is made to the outstanding shares of our common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change in corporate structure effected without our receipt of consideration, or should the value of our outstanding shares of common stock be substantially reduced by reason of a spin-off transaction or extraordinary dividend or distribution, equitable adjustments will be made to: (i) the maximum number and/or class of securities issuable under the 2008 Plan; (ii) the maximum number and/or class of securities by which the share reserve may increase by reason of the expiration or termination of unexercised options or RSUs under the Predecessor Plan, (iii) the maximum number and/or class of securities for which any one person may be granted common stock-denominated awards under the 2008 Plan per calendar year; (iv) the number and/or class of securities and the exercise price per share in effect for outstanding options and stock appreciation rights, (v) the number and/or class of securities subject to each outstanding stock award, RSU, performance unit, dividend equivalent right and any other award denominated in shares of our common stock and the cash consideration (if any) payable per share and (vi) the number and/or class of securities for which awards may subsequently be made to new and continuing non-employee Board members under the automatic grant program. Such adjustments will be made in such manner as the plan administrator deems appropriate in order to preclude any dilution or enlargement of benefits under the 2008 Plan or the outstanding awards thereunder.

               Valuation. The fair market value per share of our common stock on any relevant date under the 2008 Plan will be deemed to be equal to the closing selling price on that date on the NASDAQ Global Select Market.
               Stockholder Rights and Transferability. No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. The holder of a stock appreciation right will not have any stockholder rights with respect to the shares subject to that right unless and until such person exercises the right and becomes the holder of record of any shares of our common stock distributed upon such exercise. Options are not assignable or transferable other than by will or the laws of inheritance following the optionee’s death, and during the optionee’s lifetime, the option may only be exercised by the optionee. However, the plan administrator may structure one or more non-statutory options under the 2008 Plan so that those options will be transferable during the optionee’s lifetime to one or more members of the optionee’s family or to a trust established for the optionee and/or one or more such family members or to the optionee’s former spouse, to the extent such transfer is in connection with the optionee’s estate plan or pursuant to a domestic relations order. Stand-alone stock appreciation rights will be subject to the same transferability restrictions applicable to non-statutory options.
               A participant will have full stockholder rights with respect to any shares of common stock issued to him or her under the 2008 Plan, whether or not his or her interest in those shares is vested. A participant will not have any stockholder rights with respect to the shares of common stock subject to RSUs until that award vests and the shares of common stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of common stock, on outstanding RSUs, subject to such terms and conditions as the plan administrator may deem appropriate.
               Special Tax Election. The plan administrator may provide one or more holders of awards under the 2008 Plan with the right to have us withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which they become subject in connection with the issuance, exercise or settlement of those awards. Alternatively, the plan administrator may allow such individuals to deliver previously acquired shares of our common stock in payment of such withholding tax liability.
               Amendment and Termination. Our Board of Directors may amend or modify the 2008 Plan at any time subject to stockholder approval to the extent required under applicable law or regulation or pursuant to the listing standards of the stock exchange on which our common stock is at the time primarily traded. Unless sooner terminated by our Board of Directors, the 2008 Plan will terminate on the earliest of (i) March 4, 2018, (ii) the date on which all shares available for issuance under the 2008 Plan have been issued as fully-vested shares or (iii) the termination of all outstanding awards in connection with certain changes in control or ownership.
          Summary of Federal Income Tax Consequences
               The following is a summary of the federal income taxation treatment applicable to us and the participants who receive awards under the 2008 Plan.
               Option Grants. Options granted under the discretionary grant program may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:
               Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For federal tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition is granted and more than one year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.
               Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.
               If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.
               Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.
               Stock Appreciation Rights. No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.
               Stock Awards. The recipient of unvested shares of common stock issued under the 2008 Plan will not recognize any taxable income at the time those shares are issued but will have to report as ordinary income, as and when those shares subsequently vest, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. The recipient may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year the unvested shares are issued an amount equal to the excess of (i) the fair market value of those shares on the issue date over (ii) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the shares subsequently vest. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient with respect to the unvested shares. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the recipient.
               Restricted Stock Units. No taxable income is recognized upon receipt of RSUs. The holder will recognize ordinary income in the year in which the shares subject to the units are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.
               Cash Awards. The payment of a cash award will result in the recipient’s recognition of ordinary income equal to the dollar amount received. The recipient will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the cash award is paid . The deduction will be allowed for the taxable year in which such ordinary income is recognized.
               Performance Units. No taxable income is recognized upon receipt of performance units. The holder will recognize ordinary income in the year in which the performance units are settled. The amount of that income will be equal to the fair market value of the shares of common stock or cash received in settlement of the performance units, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the performance units at the time those units are settled. That deduction will be allowed for the taxable year in which such ordinary income is recognized.
               Dividend Equivalent Rights. No taxable income is recognized upon receipt of a dividend equivalent right award. The holder will recognize ordinary income in the year in which a dividend or distribution, whether in cash, securities or other property, is paid to the holder. The amount of that income will be equal to the fair market value of the cash, securities or other property received, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the dividend equivalent right award at the time the dividend or distribution is paid to such holder. That deduction will be allowed for the taxable year in which such ordinary income is recognized.
               Deductibility of Executive Compensation. We anticipate that any compensation deemed paid by us in connection with the exercise of non-statutory options or stock appreciation rights will qualify as performance-based compensation for purposes of Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, the compensation deemed paid with respect to options and stock appreciation rights granted under the 2008 Plan will remain deductible by us without limitation under Section 162(m). However, any compensation deemed paid by us in connection with shares issued under stock awards or RSUs or shares or cash issued under the incentive bonus program will be subject to the $1.0 million limitation, unless the issuance of the shares or cash is tied to one or more of the performance milestones described above.
               Accounting Treatment. Pursuant to Statement of Financial Accounting Standards No. 123R, Share-Based Payment (“SFAS 123R”), we are required to expense all share-based payments, including grants of stock options, stock appreciation rights, restricted stock, RSUs and all other stock-based awards under the 2008 Plan. Accordingly, stock options and stock appreciation rights which are granted to our employees and non-employee Board members and payable in shares of our common stock will be valued at fair value as of the grant date under an appropriate valuation formula, and that value will then be charged as a direct compensation expense against our reported earnings over the designated vesting period of the award. For shares issuable upon the vesting of RSUs awarded under the 2008 Plan, we are required to amortize over the vesting period a compensation cost equal to the fair market value of the underlying shares on the date of the award. If any other shares are unvested at the time of their direct issuance, then the fair market value of those shares at that time will be charged to our reported earnings ratably over the vesting period. Such accounting treatment for RSUs and direct stock issuances will be applicable whether vesting is tied to service periods or performance goals. The issuance of a fully-vested stock bonus will result in an immediate charge to our earnings equal to the fair market value of the bonus shares on the issuance date.
               For performance units awarded under the 2008 Plan and payable in stock, we will be required to amortize, over the applicable performance period and any subsequent service vesting period, a compensation cost equal to the fair market value of the underlying shares on the date of the award. For performance units awarded under the 2008 Plan and payable in cash, we will amortize the potential cash expense over the applicable performance period and any subsequent service vesting period. Dividends or dividend equivalents paid on the portion of an award that vests will be charged against our retained earnings. If the award holder is not required to return the dividends or dividend equivalents if they forfeit their awards, dividends or dividend equivalents paid on instruments that do not vest will be recognized by us as additional compensation cost.
Proposal 4.  Ratification of Appointment of Independent Registered Public Accounting Firm
     The Board of Directors recommends a vote “FOR” this proposal.
     Subject to stockholder ratification, our Audit Committee has appointed Grant Thornton LLP to serve as our independent registered public accounting firm for 2008. Grant Thornton LLP has served as our independent registered public accounting firm since 2001. Selection of our independent registered public accounting firm is not required to be submitted to a vote of stockholders for ratification. However, we are submitting this matter to stockholders as a matter of good corporate governance. If stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Grant Thornton LLP, and may retain that firm or another without re-submitting the matter to stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.
     Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Fees Paid to Grant Thornton LLP
     The following table sets forth the fees paid or accrued by us for audit and other services provided by Grant Thornton LLP for the years ended December 31, 2007 and 2006.

	2007	2006
Audit Fees	$2,244,416	$1,918,848
Audit-Related Fees	71,708	63,555
Tax Fees	232,535	513,252
All Other Fees	—	—

Total	$2,548,659	$2,495,655

     The Audit Committee has adopted policies and procedures that require the pre-approval by the Audit Committee of all fees paid to and services performed by our independent registered public accounting firm and other auditing firms. As part of the process, the Audit Committee approves the proposed services along with the range of corresponding fees to be provided by our independent registered public accounting firm. If any proposed service would exceed the pre-approved cost levels, the proposed service requires specific pre-approval. In addition, specific pre-approval is required for any proposed services that may arise during the year that are outside the scope of the initial services pre-approved by the Audit Committee.

Report of the Audit Committee
     The Audit Committee oversees PDGI’s financial reporting process on behalf of the Board of Directors. The Audit Committee consists of three members of the Board of Directors who meet the independence and experience requirements of the NASDAQ Stock Market.
On February 26, 2007, we adopted an Amended and Restated Audit Committee Charter. Under our Charter, the Audit Committee is appointed to assist the Board of Directors in monitoring the following:
•	the integrity of PDGI’s financial statements;

•	the qualifications and independence of our independent registered public accounting firm;

•	the performance of our internal audit function and our independent registered public accounting firm; and

•	our compliance with legal and regulatory requirements.
     The Audit Committee retains our independent registered public accounting firm and approves in advance all permissible non-audit services performed by them and other auditing firms. Although management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control, the Audit Committee consults with management and our independent registered public accounting firm regarding the preparation of financial statements, the adoption and disclosure of our critical accounting estimates and generally oversees the relationship of the independent registered public accounting firm with PDGI.
     The Audit Committee has:
•	fulfilled its oversight responsibilities by reviewing and discussing with management the audited financial statements in the annual report on Form 10-K;

•	met privately with Grant Thornton LLP and discussed matters required to be discussed by Statement on Auditing Standards No. 61 with Grant Thornton LLP, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, relating to its judgments as to the quality, not just the acceptability, of our accounting principles, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards;

•	discussed with Grant Thornton LLP its independence from management and PDGI. The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP, which is required by Independence Standards Board Standard No. 1, and considered whether the provision of non-audit services was consistent with maintaining Grant Thornton LLP’s independence; and

•	recommended to the Board of Directors, in reliance on the reviews and discussions with management and Grant Thornton LLP referred to above, that the audited financial statements for the year ended December 31, 2007, be included in the Annual Report on Form 10-K for filing with the SEC.
This report is submitted on behalf of the
Audit Committee.
Arnold Golieb, Chairman
David M. Olivier
Per Wold-Olsen
     The above Audit Committee report is not deemed to be “soliciting material,” is not “filed” with the SEC and is not to be incorporated by reference in any filings including Form S-3 that we file with the SEC.

Proposal 5.  Other Matters
     We have no knowledge of any other matters that may come before the Annual Meeting of Stockholders and we do not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.
     If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, we will cancel your proxy at your request.
Stockholders’ Proposals
     Any stockholder who wishes to present a proposal to be considered at the 2009 Annual Meeting of Stockholders and who wishes to have such proposal presented in this Proxy Statement for that meeting must deliver such proposal in writing to us by January 2, 2009.
     Stockholders who wish to present a proposal at the 2009 Annual Meeting of Stockholders without inclusion of such proposal in our proxy materials must advise our Secretary of such proposal in writing by March 6, 2009.
     If we do not receive notice of a stockholder proposal within this timeframe, our management will use its discretionary authority to vote the shares they represent, as our Board of Directors may recommend. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these requirements.
     We will furnish without charge to any stockholder submitting a written request a copy of our annual report on Form 10-K, including financial statements and schedules thereto, as filed with the SEC. Your written request should be directed to 504 Carnegie Center, Princeton, New Jersey 08540 Attn: Investor Relations.
Householding of Annual Meeting Materials
     Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: 504 Carnegie Center, Princeton, New Jersey 08540 Attn: Investor Relations, (609) 951-6800. If you want to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holders, or you may contact us at the above address and phone number.
General
     The accompanying proxy is solicited by and on behalf of our Board of Directors, whose notice of meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us.
     In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.
     Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.
     Please date, sign and return the proxy card at your earliest convenience in the enclosed return envelope or vote via telephone or over the internet. A prompt return of your proxy card will be appreciated as it will save the expense of further mailings.
By order of the Board of Directors
Jeffrey P. McMullen
President and Chief Executive Officer
Princeton, New Jersey
April 29, 2008

Appendix A
Audit Committee Charter
Audit Committee Charter of PharmaNet Development Group, Inc.
As amended and restated on February 26, 2007
1. Statement of Purpose and Policy
There shall be a committee of the board of directors of PharmaNet Development Group, Inc. (the “Company”) to be known as the Audit Committee. The Audit Committee is appointed by the board to assist the board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements. The Audit Committee shall also be responsible for engaging and firing the Company’s independent registered public accounting firm.
The Audit Committee shall fulfill its oversight responsibility to the stockholders relating to the annual independent audit of the Company’s financial statements, the internal financial reporting practices of the Company, any special audits, and the quality and integrity of the financial statements of the Company. In addition, the Audit Committee shall provide assistance with regard to the systems of internal accounting and financial controls, disclosure controls, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the Company. The Audit Committee, as representatives of the stockholders, is charged with the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the Company’s independent auditors.
2. Organization
          (a) The Audit Committee shall have at least three members, comprised solely of Independent Directors (as defined in Section 2(b) below), each of whom is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, and at least one of whom is an Audit Committee Financial Expert (as defined in Section 2(c) below).
          (b) Independent Directors shall not be officers or employees or affiliated persons of the Company or its subsidiaries or any other individual having a relationship, which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:
          (i) a director who has been employed by the Company or any of its affiliates for the current year or any of the past three completed fiscal years;
          (ii) a director who during the current fiscal year has accepted any compensation from the Company or any of its affiliates, other than compensation for board or committee service, or who during any of the past three completed fiscal years has received compensation from the Company or any of its affiliates, other than compensation for board or committee service, in excess of $60,000;
          (iii) a director who is a member of the immediate family of an individual who is, or has been in any of the past three completed fiscal years, employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person’s home;
          (iv) a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the corporation’s securities) that exceed 5% of the Company’s or business organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in the current year or any of the past three completed fiscal years;

          (v) a director who is employed as an executive of another entity where any of the Company’s executives serve on that entity’s compensation committee; or
          (vi) a director who was a partner or employed by the Company’s independent auditor during the current year or any of the past three completed fiscal years.
          (vii) An Audit Committee Financial Expert shall mean a person who has the following attributes:
          (viii) An understanding of generally accepted accounting principles and financials statements;
          (ix) The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;
          (x) Experience preparing, auditing, analyzing, or evaluating, financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities; or
          (xi) An understanding of internal controls and procedures for financial reporting; and
          (xii) An understanding of Audit Committee functions.
          (c) A person shall have acquired such attributes through:
          (i) Education and experience as a principal financial officer, principal accounting officer, controller, public accountant, or auditor, or experience in one or more positions that involve the performance of similar functions;
          (ii) Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor, or person performing similar functions;
          (iii) Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing, or evaluation of financial statements; or
          (iv) Other relevant experience.
3. Responsibilities
In carrying out its responsibilities hereunder, the Audit Committee’s policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all current requirements and are of the highest quality. The Audit Committee shall review and reassess the adequacy of this charter in meeting these objectives on an annual basis.
In carrying out these responsibilities, the Audit Committee shall:
          (i) As a committee of the board of directors, appoint, rotate lead audit partners (to the extent required by law or deemed prudent to ensure independence), and determine the compensation of, and oversee the work of the independent auditors of the Company;
          (ii) Approve, in advance, the provision by the independent auditors of any and all permissible non-audit services, and require the provision of any such non-audit services be disclosed in periodic reports filed by the Company with the Securities and Exchange Commission subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended;
          (iii) Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors;

          (iv) Review with the independent auditors and the Company’s financial and accounting management, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper;
          (v) Have the sole authority to review and approve all related party transactions between the Company or any subsidiary and any executive officer, director or affiliate of the Company, including persons or entities controlled by or under common control with such executive officers, directors or affiliates, and such other persons or entities described in SEC Regulation S-K, Item 404; provided however, that such review and approval shall not be necessary if the related party transaction (a) does not require SEC disclosure pursuant to Regulation S-K, Item 402 or Item 404, and (b) the transaction is one in which the Company was or is to be a participant and the amount involved is less than $60,000 per person per year, and in which any related person had or will have a direct or indirect material interest. In the event a transaction falls under (a) and (b) above, then such transaction will only require approval of the Company’s chief executive officer and chief financial officer;
          (vi) Establish procedures for the receipt, retention, and treatment of complaints regarding accounting, internal controls, and Audit Committee matters. These procedures shall provide for the confidential and anonymous submission of complaints;
          (vii) Require the independent auditors to report to the Audit Committee the critical accounting policies and practices to be used, all alternative treatments of financial information within Generally Accepted Accounting Principles that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, the treatment preferred by the independent auditor, any accounting disagreements between the independent auditors and management, and all other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences;
          (viii) Review the financial statements to be included in the Annual Report on Form 10-K, and the disclosures made in management’s discussion and analysis, with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements, and to recommend to the board whether the audited financial statements should be included in the Annual Report. Any changes in accounting procedures should be explained in the Annual Report;
          (ix) Review the interim financial statements, management’s discussion and analysis, and earnings releases with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. The Audit Committee will recommend to the board whether the interim financial statements should be included in the Quarterly Report. Also, the Audit Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards. The chair of the Audit Committee may represent the entire committee for the purposes of this review;
          (x) Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditor’s evaluation of the Company’s financial and accounting personnel, the adequacy of the Company’s internal controls, and the cooperation that the independent auditors received during the course of the audit;
          (xi) Resolve all disagreements between the Company’s management and the auditor regarding financial reporting;
          (xii) Ensure receipt from the independent auditors of a formal written statement delineating all relationships between the auditors and the Company;
          (xiii) Inquire about the independent auditors’ past and continuing compliance with auditor independence rules and about their program for enhancing safeguards to ensure that conflicts do not arise in the future;

          (xiv) Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the board of directors;
          (xv) Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate;
          (xvi) Review the Company’s Code of Ethics and the Company’s compliance therewith; and
          (xvii) Review and discuss with management all Section 302 and 906 certifications that are required.
4. Meetings
The Audit Committee shall meet a minimum of four times annually to discuss with management the annual audited financial statements and quarterly financial statements.
5. Resources and Authority
The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the exclusive authority to engage outside auditors for regular and special audits, reviews and other procedures, and to retain independent legal counsel and other advisors, as it determines necessary to carry out its duties. In furtherance of this responsibility, the Company shall provide the funding as required by Section 301 of the Sarbanes-Oxley Act of 2002 and Section 10A(m)(6) of the Securities Exchange Act of 1934, as amended.
6. Limitation of Audit Committee’s Role
While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.
7. Effective Date
This Audit Committee Charter shall become effective immediately upon its approval and adoption by the board of directors of the Company. This Audit Committee Charter shall be reviewed on an annual basis to assess its adequacy. This Audit Committee Charter replaces the Charter adopted on February 19, 2004, as amended and restated on August 24, 2006 and on February 26, 2007.

Appendix B
PHARMANET DEVELOPMENT GROUP, INC.
2004 EMPLOYEE STOCK PURCHASE PLAN
(As Amended and Restated March 5, 2008)
          The following constitute the provisions of the 2004 Employee Stock Purchase Plan (herein called the “Plan”) of PharmaNet Development Group, Inc. (the “Company”).
          1. Purpose. The purpose of the Plan is to provide employees of the Company and its subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be constructed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.
          2. Definitions.
               (a) “Board” shall mean the Board of Directors of the Company.
               (b) “Code” shall mean the Internal Revenue Code of 1986, as amended.
               (c) “Common Stock” shall mean the Common Stock, $.001 par value, of the Company.
               (d) “Company” shall mean PharmaNet Development Group, Inc., a Delaware corporation.
               (e) “Compensation” shall mean base salary.
               (f) “Compensation Committee” shall mean the compensation committee of the Company’s Board.
               (g) “Corporate Transaction” shall mean the occurrence, in a single transaction or in a series of related transactions, of any one or more of the events:
                    (i) a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company;
                    (ii) a sale or other disposition of at least 50% of the outstanding securities of the Company; or
                    (iii) a merger, consolidation or similar transaction unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction.
               (h) “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time, in its sole discretion, as eligible to participate in the Plan.
               (i) “Employee” shall mean any person who is customarily employed for at least 20 hours per week and has been so employed for at least 90 days continuously by the Company or one of its Designated Subsidiaries.
               (j) “International Plan” shall mean the Company’s 2008 International Employee Stock Purchase Plan.
               (k) “Plan” shall mean this Employee Stock Purchase Plan.
               (l) “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
          3. Eligibility.
               (a) Any Employee as defined in Section 2 shall be eligible to participate in the Plan, subject to limitations imposed by Section 423(b) of the Code.
               (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee would own shares (including outstanding options to purchase) of stock possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or any Subsidiary of the Company, (ii) if such employee is an executive officer of the Company who is required to file ownership reports under Section 16(a) of the Securities Exchange Act of 1934, or (iii) which permits his rights to purchase shares under the Plan and other stock option plans of the Company to accrue at a rate which exceeds $25,000 of the fair market value of the shares (determined at the time such option is granted) for each calendar year in which such stock option is outstanding at any time. For purposes of (i) above, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee and stock which such Employee may purchase under all outstanding options shall be treated as stock owned by such Employee.
          4. Offering Dates. The Plan shall be implemented by one offering during each six-month period of the Plan. Offerings will commence on the first business day in January and July each year and end on the last business day in June and December each year respectively. The Compensation Committee shall have the power to change the duration of offering periods with respect to future offerings without stockholder approval, if such change is announced at least 15 days prior to the scheduled beginning of the first offering period to be affected.
          5. Participation.
               (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing a payroll deduction on the form provided by the Company, and filing it with the Company in accordance with the procedures specified by the Company prior to the applicable offering date.
               (b) Payroll deductions for a participant shall commence on the first payday following the offering date and shall end on the payday ending with or immediately prior to the termination date of the offering to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10.
          6. Payroll deductions.
               (a) At the time a participant files his subscription agreement, he shall elect to have payroll deductions made on each payday during the offering period in any multiple of one percent (1%), up to a maximum of ten percent (10%), of the Compensation which he is to receive on such payday.
               (b) All payroll deductions authorized by a participant shall be credited to his account under the Plan. A participant may not make any additional payments into such account.
               (c) A participant may discontinue his participation in the Plan as provided in Section 10, or may lower, but not increase, the rate of his payroll deductions during the offering by completing and filing with the Company a new authorization for payroll deduction. The change in rate shall be effective within 15 days following the Company’s receipt of the new authorization.
          7. Grant of Option.
               (a) At the beginning of each offering period, each eligible Employee participating in the Plan shall be granted an option to purchase up to that number of shares of the Company’s Common Stock determined by dividing the amount accumulated in such employee’s payroll deduction account during such offering period by the per share option price set forth in Section 7(b) up to a maximum of 1,000 shares of the Company’s Common Stock, subject to the limitations set forth in Section 3(b).

               (b) The option price per share of such shares shall be the lesser of: (i) 85% of the fair market value of a share of the Common Stock of the Company at the commencement of the offering period or (ii) 85% of the fair market value of a share of the Common Stock of the Company at the time the option is exercised at the termination of the six-month offering period.
               (c) For purposes of this Section 7, the fair market value of the Company’s Common Stock on a given date shall be the reported closing price for that date or, if there are no sales on such date, on the last trading date on which there were sales of Common Stock, as reported by the principal market for the Common Stock.
     8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10, his option for the purchase of shares shall be exercised automatically at the end of the offering period, and the maximum number of full shares subject to option shall be purchased for him at the applicable option price with the accumulated payroll deductions in his account. During his lifetime, a participant’s option to purchase shares hereunder is exercisable only by him.
     9. Excess Payroll Deductions. Any payroll deductions not applied to the purchase of shares on any purchase date because they are not sufficient to purchase a whole share shall be held for the purchase of shares on the next purchase date. However, any payroll deductions not applied to the purchase of shares by reason of the limitation on the maximum number of shares purchasable per participant on the purchase date set forth in Section 7(a) shall be promptly refunded.
     10. Delivery. As promptly as practicable after the termination of each offering, the Company shall arrange the delivery to or for the benefit of each participant, of a certificate representing the shares purchased upon exercise of his option.
     11. Withdrawal; Termination of Employment.
               (a) A participant may withdraw all but not less than all the payroll deductions credited to his account under the Plan at any time prior to the end of the offering period by giving written notice to the Company. All of the participant’s payroll deductions credited to his account shall be paid to him promptly after receipt of his notice of withdrawal and his option for the current offering period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for him during the offering period.
               (b) Upon termination of the participant’s employment prior to the end of the offering period for any reason, including retirement or death, the payroll deductions credited to his account shall be returned to him or, in the case of his death, to the person or persons entitled thereto under Section 14, and his option shall be automatically terminated.
               (c) In the event an Employee fails to remain in the continuous employ of the Company or a Designated Subsidiary for at least 20 hours per week during the offering period in which the employee is a participant, he shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his account shall be returned to him and his option terminated.
               (d) A participant’s withdrawal from an offering shall not have any effect upon his eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company or a Designated Subsidiary.
     12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.
     13. Common Stock.
               (a) The maximum number of shares of the Company’s Common Stock which shall be made available for sale in the aggregate under the Plan and the International Plan shall be 700,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. The shares to be sold to participants under the Plan may, at the election of the Company, be in the Company’s sole discretion, either treasury shares, shares authorized but unissued, or shares purchased on the open market. If the total number of shares, which would otherwise be subject to options granted pursuant to Section 7(a) hereof and pursuant to the International Plan, at the beginning of an offering period exceeds the number of shares then available under the Plan and the International Plan (after deduction of all shares for which options have been exercised or arc then outstanding), the Company shall allocate options for shares remaining available for option grant pro rata among the participants in accordance with the amounts otherwise determined pursuant to Section 7(a). The Compensation Committee may make rules regarding the pro rate deduction. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each participant affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.
               (b) A participant shall have no interest or voting right in shares covered by his option until such option has been exercised.
          14. Administration. The Plan shall be administered by the Compensation Committee which may make rules regarding administration of the Plan. The administration, interpretation or application of the Plan by the Compensation Committee shall be final, conclusive and binding upon all participants.
          15. Designation of Beneficiary.
               (a) A participant may file a written designation of a beneficiary (or beneficiaries) who is to receive any shares or cash or both to which the participant may be entitled under the Plan at the time of his death.
               (b) Such designation of a beneficiary (or beneficiaries) may be changed by the participant at any time by written notice to the Company. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver any shares and any cash to which the participant was entitled to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver any such shares and any such cash to the spouse or children of the participant, or if no spouse or no child is known to the Company, then to such other person as the Company may designate.
          16. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of any option or rights to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.
          17. Use of Funds. All payroll deductions received or held by the Company or a Designated Subsidiary under the Plan may be used by the Company or a Designated Subsidiary for any corporate purpose, and the Company or a Designated Subsidiary shall not be obligated to segregate such payroll deductions.
          18. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees semiannually promptly following the stock purchase date, which statements shall set forth the amount of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.
          19. Adjustments Upon Changes in Capitalization/Corporate Transaction. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable adjustments shall be made to the number and/or class of securities covered by each option under the Plan which has not yet been exercised and the number and/or class of securities which have been authorized for issuance under the Plan but for which options have not yet been granted, as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be equitably adjusted. Conversion of any convertible securities of the Company shall be deemed to have been “‘effected” with the receipt of consideration and therefore not require any adjustment. Such adjustment shall be made by the Compensation Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no sale by the Company of shares of capital stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.
          In the event of a Corporate Transaction, then: (i) any surviving or acquiring corporation may continue or assume options outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to stockholders in the Corporate Transaction) for those outstanding, under the Plan, or (ii) if any surviving or acquiring corporation does not assume such options or does not substitute similar rights for options outstanding under the Plan, then the participants’ accumulated payroll deductions (exclusive of any accumulated interest that cannot be applied toward the purchase of shares of Common Stock under the terms of the offering) shall be used to purchase shares of Common Stock immediately prior to the Corporate Transaction under the ongoing offering, and the participants’ options under the ongoing offering shall terminate immediately after such purchase.
          20. Amendment or Termination. The Board of Directors of the Company may at any time terminate or amend the Plan. No termination shall affect options previously granted. No amendment shall make any change in any option granted under the Plan which adversely affects the right of any participant. No amendment shall be made without prior approval of the stockholders of the Company if such amendment would:
               (a) increase the number of shares that may be issued under the Plan except as provided in Section 18; or
               (b) alter the purchase price formula so as to reduce the purchase price payable for the shares under the Plan;
               (c) modify the eligibility requirements for participation in the Plan; or
               (d) Make any change which is not consistent with applicable law including the rules of the Securities and Exchange Commission or the principal trading market for the Common Stock.
          21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt hereof.
          22. Stockholder Approval. This Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present or represented and entitled to vote thereon.
          23. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to any option unless the exercise of such option and issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any principal trading market upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
          24. No Employment Contract. The Plan and offerings do not constitute an employment contract. Nothing in the Plan or in the offerings shall in any way alter the at will nature of a participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any participant to continue in the employ of the Company or a Subsidiary, or on the part of the Company or a Subsidiary to continue the employment of a participant.

Appendix C
PHARMANET DEVELOPMENT GROUP, INC.
2008 INCENTIVE COMPENSATION PLAN
ARTICLE ONE
GENERAL PROVISIONS
     I. PURPOSE OF THE PLAN
          This 2008 Incentive Compensation Plan (the “Plan”) is intended to promote the interests of PharmaNet Development Group, Inc., a Delaware corporation, by providing eligible persons in the Corporation’s service with the opportunity to participate in one or more cash or equity incentive compensation programs designed to encourage them to continue their service relationship with the Corporation.
          The Plan shall serve as the successor to the Corporation’s Amended and Restated 1999 Stock Plan (the “Predecessor Plan”), and no further awards shall be granted under the Predecessor Plan after the Plan Effective Date. All awards outstanding under the Predecessor Plan on the Plan Effective Date shall continue to be governed solely by the terms of the documents evidencing such award, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such transferred awards.
          Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.
     II. TYPES OF AWARDS
          Awards may be made under the Plan in the form of (i) options, (ii) stock appreciation rights, (iii) stock awards, (iv) restricted stock units, (v) cash awards, (vi) performance units, and (vii) dividend equivalent rights.
     III. ADMINISTRATION OF THE PLAN
          A. The Compensation Committee shall have sole and exclusive authority to administer the Plan with respect to Section 16 Insiders. Administration of the Plan with respect to all other persons eligible to participate in the Plan may, at the Board’s discretion, be vested in the Compensation Committee or a Secondary Board Committee, or the Board may retain the power to administer those programs with respect to such persons.
          B. Members of the Compensation Committee or any Secondary Board Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Board Committee and reassume all powers and authority previously delegated to such committee.

          C. To the extent permitted by and consistent with applicable law, the Board may delegate to one or more executive officers the power to grant awards to employees other than Section 16 Insiders.
          D. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the Plan and any outstanding Awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Plan under its jurisdiction or any Award thereunder.
          E. Service as a Plan Administrator by the members of the Compensation Committee or the Secondary Board Committee shall constitute service as Board members, and the members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Compensation Committee or the Secondary Board Committee shall be liable for any act or omission made in good faith with respect to the Plan or any Award thereunder.
     IV. ELIGIBILITY
          A. The persons eligible to participate in the Plan are as follows:
               (i) Employees,
               (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and
               (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).
          B. The Plan Administrator shall have full authority to determine which eligible persons are to receive Awards under the Plan, the time or times when those Awards are to be made, the number of shares to be covered by each such Award, the time or times when the Award is to become exercisable, the status of an option for federal tax purposes, the maximum term for which an option or stock appreciation right is to remain outstanding, the vesting and issuance schedules applicable to the shares which are the subject of the Award, the cash consideration (if any) payable for those shares and the form (cash or shares of Common Stock) in which the Award is to be settled and, with respect to performance–based Awards, the performance objectives for each such Award, the amounts payable at designated levels of attained performance, any applicable service vesting requirements, and the payout schedule for each such Award.
          C. Non-employee members of the Board shall be eligible to participate in the automatic grant program for non-employee directors as set forth in Section VIII of Article Two.

     V. STOCK SUBJECT TO THE PLAN
          A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock initially reserved for issuance over the term of the Plan shall be limited to Six Hundred Eighty Thousand Seven Hundred Twenty-Five (680,725) shares. Such reserve shall consist of (i) the number of shares of Common Stock estimated to remain available for issuance, as of the Plan Effective Date, under the Predecessor Plan as last approved by the Corporation’s stockholders (excluding shares subject to outstanding awards under the Predecessor Plan), plus (ii) an additional increase of Five Hundred Thousand (500,000) shares. To the extent any options or restricted stock units outstanding under the Predecessor Plan on the Plan Effective Date expire or terminate unexercised or without the issuance of shares thereunder, the number of shares of Common Stock subject to those expired or terminated options and restricted stock units at the time of expiration or termination shall be added to the share reserve under this Plan and shall accordingly be available for issuance hereunder, up to a maximum of an additional Eighty-Three Thousand (83,000) shares.
          B. Each person participating in the Plan shall be subject the following limitations:
               (i) for Awards denominated in shares of Common Stock (whether payable in Common Stock, cash or a combination of both), the maximum number of shares of Common Stock for which such Awards may be made to such person in any calendar year shall not exceed Two Hundred Thousand (200,000) shares of Common Stock in the aggregate, and
               (ii) for Awards denominated in dollars (whether payable in cash, Common Stock or a combination of both), the maximum dollar amount for which such Awards may be made in the aggregate to such person shall not exceed Two Million Dollars ($2,000,000) per calendar year within the applicable service or performance measurement period.
          C. Shares of Common Stock subject to outstanding Awards made under the Plan (including Awards transferred to this Plan from the Predecessor Plan) shall be available for subsequent issuance under the Plan to the extent those Awards expire or terminate for any reason prior to the issuance of the shares of Common Stock subject to those Awards. Unvested shares issued under the Plan and subsequently forfeited or repurchased by the Corporation, at a price per share not greater than the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for subsequent reissuance. Should the exercise price of an option under the Plan be paid with shares of Common Stock, then the authorized reserve of Common Stock under the Plan shall be reduced only by the net number of shares issued under the exercised stock option and not by the gross number of shares for which that option is exercised. Upon the exercise of any stock appreciation right under the Plan, the share reserve shall be reduced only by the net number of shares actually issued by the Corporation upon such exercise and not by the gross number of shares as to which such right is exercised. If shares of Common Stock otherwise issuable under the Plan are withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise, vesting or settlement of an Award, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the net number of shares issued after such share withholding.
          D. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities by which the share reserve under the Plan may increase by reason of the expiration or termination of options or restricted stock units under the Predecessor Plan, (iii) the maximum number and/or class of securities for which any one person may be granted Common Stock-denominated Awards under the Plan per calendar year, (iv) the number and/or class of securities for Awards are subsequently to be made under the automatic grant program for non-employee directors, (v) the number and/or class of securities and the exercise or base price per share in effect under each outstanding award under the Plan and the cash consideration (if any) payable per share, and (vi) the number and/or class of securities subject to the Corporation’s outstanding repurchase rights under the Plan and the repurchase price payable per share. The adjustments shall be made in such manner as the Plan Administrator deems appropriate in order to prevent the dilution or enlargement of benefits under the Plan and the outstanding Awards thereunder, and such adjustments shall be final, binding and conclusive. In the event of a Change in Control, however, the adjustments (if any) shall be made solely in accordance with the applicable provisions of the Plan governing Change in Control transactions.
          E. Outstanding Awards granted pursuant to the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE TWO
AWARDS
     I. OPTIONS
          A. Authority. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant Incentive Options and Nonstatutory Options evidenced by one or more Award Agreements in the form approved by the Plan Administrator; provided, however, that each such agreement shall comply with the terms specified below. Each agreement evidencing an Incentive Option shall, in addition, be subject to the provisions of Section H below.
          B. Exercise Price.
               1. The exercise price per share shall be fixed by the Plan Administrator; provided, however, that such exercise price shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.
               2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of the documents evidencing the option, be payable in one or more of the forms specified below:
               (i) cash or check made payable to the Corporation,
               (ii) shares of Common Stock (whether delivered in the form of actual stock certificates or through attestation of ownership) held for the requisite period (if any) necessary to avoid any resulting charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or
               (iii) to the extent the option is exercised for vested shares of Common Stock, through a special sale and remittance procedure pursuant to which the Participant shall concurrently provide instructions to (a) a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in compliance with the Corporation’s pre-clearance/pre-notification policies) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased             shares directly to such brokerage firm on such settlement date in order to complete the sale.
          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          C. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the Award Agreements evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.
          D. Effect of Termination of Service.
               1. The following provisions shall govern the exercise of any options that are outstanding at the time of the Participant’s cessation of Service or death:
               (i) Any option outstanding at the time of the Participant’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.
               (ii) Any option held by the Participant at the time of the Participant’s death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Participant’s estate or by the person or persons to whom the option is transferred pursuant to the Participant’s will or the laws of inheritance or by the Participant’s designated beneficiary or beneficiaries of that option.
               (iii) Should the Participant’s Service be terminated for Misconduct or should the Participant otherwise engage in Misconduct while holding one or more outstanding options granted under this Article Two, then all of those options shall terminate immediately and cease to be outstanding.
               (iv) During the applicable post-Service exercise period, the option may not be exercised for more than the number of vested shares for which the option is at the time exercisable; provided, however, that one or more options may be structured so that those options continue to vest in whole or part during the applicable post-Service exercise period. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised.
               2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:
               (i) extend the period of time for which the option is to remain exercisable following the Participant’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term;
               (ii) include an automatic extension provision whereby the specified post-Service exercise period in effect for any option shall automatically be extended by an additional period of time equal in duration to any interval within the specified post-Service exercise period during which the exercise of that option or the immediate sale of the shares acquired under such option could not be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the continuation of such option beyond the expiration date of the term of that option; and/or
               (iii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Participant’s cessation of Service but also with respect to one or more additional installments in which the Participant would have vested had the Participant continued in Service.
          E. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.
          F. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Participant cease Service while such shares are unvested, the Corporation shall have the right to repurchase any or all of those unvested shares at a price per share equal to the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share of Common Stock at the time of repurchase. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.
          G. Transferability of Options. The transferability of options granted under the Plan shall be governed by the following provisions:
               (i) Incentive Options: During the lifetime of the Participant, Incentive Options shall be exercisable only by the Participant and shall not be assignable or transferable other than by will or the laws of inheritance following the Participant’s death.
               (ii) Non-Statutory Options. Non-Statutory Options shall be subject to the same limitation on transfer as Incentive Options, except that the Plan Administrator may structure one or more Non-Statutory Options so that the option may be assigned in whole or in part during the Participant’s lifetime. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.
               (iii) Beneficiary Designation. Notwithstanding the foregoing, the Participant may designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Participant’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Participant’s death.
          H. Incentive Options. The terms specified below shall be applicable to all Incentive Options.
               1. Eligibility. Incentive Options may only be granted to Employees.
               2. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000).
                    To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, then for purposes of the foregoing limitations on the exercisability of those options as Incentive Options, such options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.
               3. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.
     II. STOCK APPRECIATION RIGHTS
          A. Authority. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock appreciation rights evidenced by one or more Award Agreements in the form approved by the Plan Administrator which complies with the terms specified below.
          B. Types. Two types of stock appreciation rights shall be authorized for issuance under this Section II: (i) tandem stock appreciation rights (“Tandem Rights”) and (ii) stand-alone stock appreciation rights (“Stand-alone Rights”).
          C. Tandem Rights. The following terms and conditions shall govern the grant and exercise of Tandem Rights.
               1. One or more Participants may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock or the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Participant is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.
               2. Any distribution to which the Participant becomes entitled upon the exercise of a Tandem Right may be made in (i) shares of Common Stock valued at Fair Market Value on the option surrender date, (ii) cash or (iii) a combination of cash and shares of Common Stock, as specified in the applicable Award agreement.
          D. Stand-Alone Rights. The following terms and conditions shall govern the grant and exercise of Stand-alone Rights:
               1. One or more Participants may be granted a Stand-alone Right not tied to any underlying option. The Stand-alone Right shall relate to a specified number of shares of Common Stock and shall be exercisable upon such terms and conditions as the Plan Administrator may establish. In no event, however, may the Stand-alone Right have a maximum term in excess of ten (10) years measured from the grant date.
               2. Upon exercise of the Stand-alone Right, the holder shall be entitled to receive a distribution from the Corporation in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the shares of Common Stock underlying the exercised right over (ii) the aggregate base price in effect for those shares.
               3. The number of shares of Common Stock underlying each Stand-alone Right and the base price in effect for those shares shall be determined by the Plan Administrator in its sole discretion at the time the Stand-alone Right is granted. In no event, however, may the base price per share be less than the Fair Market Value per underlying share of Common Stock on the grant date.
               4. Stand-alone Rights shall be subject to the same transferability restrictions applicable to Non-Statutory Options and may not be transferred during the holder’s lifetime, except to the extent otherwise provided in the applicable Award Agreement. In addition, one or more beneficiaries may be designated for an outstanding Stand-alone Right in accordance with substantially the same terms and provisions as set forth in Section I.F of this Article Two.
               5. The distribution with respect to an exercised Stand-alone Right may be made in (i) shares of Common Stock valued at Fair Market Value on the exercise date, (ii) cash or (iii) a combination of cash and shares of Common Stock, as specified in the applicable Award agreement.
               6. The holder of a Stand-alone Right shall have no stockholder rights with respect to the shares subject to the Stand-alone Right unless and until such person shall have exercised the Stand-alone Right and become a holder of record of the shares of Common Stock issued upon the exercise of such Stand-alone Right.
          E. Post-Service Exercise. The provisions governing the exercise of Tandem and Stand-alone Rights following the cessation of the Participant’s Service shall be substantially the same as those set forth in Section I.C of this Article Two for the options granted under the

Plan, and the Plan Administrator’s discretionary authority under Section I.C.2 of this Article Two shall also extend to any outstanding Tandem or Stand-alone Appreciation Rights.
     III. STOCK AWARDS
          A. Authority. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock awards either as vested or unvested shares, through direct and immediate issuances. Each stock award shall be evidenced by an Award Agreement which complies with the terms specified below.
          B. Issue Price/Consideration.
               1. Shares may be issued for a price per share fixed by the Plan Administrator at the time of the Award, but in no event shall such issue price be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the Award date.
               2. Shares of Common Stock may be issued for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:
               (i) cash;
               (ii) past services rendered or to be rendered the Corporation (or any Parent or Subsidiary); or
               (iii) any other valid consideration under the State in which the Corporation is at the time incorporated.
          C. Vesting Provisions.
               1. Stock awards may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance as a bonus for Service rendered or may vest in one or more installments over the Participant’s period of Service and/or upon the attainment of specified performance objectives. The elements of the vesting schedule applicable to any stock award shall be determined by the Plan Administrator and incorporated into the Award Agreement.
               2. The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more stock awards so that the shares of Common Stock subject to those Awards shall vest upon the achievement of pre-established performance objectives based on one or more Performance Goals and measured over the performance period specified by the Plan Administrator at the time of the Award.
               3. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under a stock award or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent, the Corporation shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of cancellation.
               4. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Any such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to shares which were intended at the time of issuance to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant’s Involuntary Termination with respect to Awards made prior to January 1, 2009 or as otherwise provided in Section IX of this Article Two.
               5. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate, unless and to the extent the Plan Administrator determines at the time to vest and distribute such securities or other property. Equitable adjustments to reflect each such transaction shall also be made by the Plan Administrator to the repurchase price payable per share by the Corporation for any unvested securities subject to its existing repurchase rights under the Plan; provided the aggregate repurchase price shall in each instance remain the same.
          D. Stockholder Rights. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under a stock award, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any dividends paid on such shares, subject to any applicable vesting requirements.
     IV. RESTRICTED STOCK UNITS
          A. Authority. The Plan Administrator shall have the full power and authority, exercisable in its sole discretion, to grant restricted stock units which entitle the Participants to receive the shares underlying those Awards upon vesting or upon the expiration of a designated time period following the vesting of those Awards.

          B. Vesting Provisions.
               1. Restricted stock units may, in the discretion of the Plan Administrator, vest in one or more installments over the Participant’s period of Service or upon the attainment of specified performance objectives.
               2. The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more restricted stock unit awards so that the shares of Common Stock subject to those Awards shall vest (or vest and become issuable) upon the achievement of pre-established performance objectives based on one or more Performance Goals and measured over the performance period specified by the Plan Administrator at the time of the Award.
               3. Outstanding restricted stock units shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those Awards, if the performance goals or Service requirements established for those Awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue vested shares of Common Stock under one or more outstanding Awards of restricted stock units as to which the designated performance goals or Service requirements have not been attained or satisfied. However, no vesting requirements tied to the attainment of performance goals may be waived with respect to Awards which were intended, at the time those Awards were made, to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant’s Involuntary Termination with respect to Awards made prior to January 1, 2009 or as otherwise provided in Section IX of this Article Two.
          C. Stockholder Rights. The Participant shall not have any stockholder rights with respect to the shares of Common Stock subject to a restricted stock unit award until that award vests and the shares of Common Stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding restricted stock unit awards, subject to such terms and conditions as the Plan Administrator may deem appropriate.
     V. CASH AWARDS
          A. Authority. The Plan Administrator shall have the full power and authority, exercisable in its sole discretion, to make cash incentive awards which are to vest in one or more installments over the Participant’s continued Service with the Corporation or upon the attainment of specified performance goals. Each such cash award shall be evidenced by one or more Award Agreements in the form approved by the Plan Administrator; provided however, that each such agreement shall comply with the terms specified below.
          B. Vesting Provisions.
               1. The elements of the vesting schedule applicable to each cash award shall be determined by the Plan Administrator and incorporated into the Award Agreement.
               2. The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more cash awards so that those Awards shall vest upon the achievement of pre-established corporate performance objectives based upon one or more Performance Goals.
               3. Outstanding cash awards shall automatically terminate, and no cash payment or other consideration shall be due the holders of those Awards, if the performance goals or Service requirements established for the Awards are not attained or satisfied. The Plan Administrator may in its discretion waive the cancellation and termination of one or more unvested cash awards which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those Awards. Any such waiver shall result in the immediate vesting of the Participant’s interest in the cash award as to which the waiver applies. Such wavier may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives. However, no vesting requirements tied to the attainment of performance goals may be waived with respect to awards which were intended, at the time those awards were granted, to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant’s Involuntary Termination with respect to Awards made prior to January 1, 2009 or as otherwise provided in Section IX of this Article Two.
          C. Payment. Cash awards which become due and payable following the attainment of the applicable performance goals or satisfaction of the applicable Service requirement (or the waiver of such goals or Service requirement) may be paid in (i) cash, (ii) shares of Common Stock valued at Fair Market Value on the payment date or (iii) a combination of cash and shares of Common Stock as the Plan Administrator shall determine.
     VI. PERFORMANCE UNIT AWARDS
          A. Authority. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant Performance Unit Awards in accordance with the terms of this Section VI. Each such Performance Unit Award shall be evidenced by one or more Award Agreements in the form approved by the Plan Administrator; provided however, that each such agreement shall comply with the terms specified below.
          B. Bonus Pool. A Performance Unit shall represent a participating interest in a special bonus pool tied to the attainment of pre-established performance objectives based on one or more Performance Goals. The amount of the bonus pool may vary with the level at which the applicable performance objectives are attained, and the value of each Performance Unit which becomes due and payable upon the attained level of performance shall be determined by dividing the amount of the resulting bonus pool (if any) by the total number of Performance Units issued and outstanding at the completion of the applicable performance period.
          C. Service Requirement. Performance Units may also be structured to include a Service requirement which the Participant must satisfy following the completion of the performance period in order to vest in the Performance Units awarded with respect to that performance period.
          D. Payment. Performance Units which become due and payable following the attainment of the applicable performance objectives and the satisfaction of any applicable

Service requirement may be paid in (i) cash, (ii) shares of Common Stock valued at Fair Market Value on the payment date or (iii) a combination of cash and shares of Common Stock, as determined by the Plan Administrator in its sole discretion and set forth in the Award Agreement.
     VII. DIVIDEND EQUIVALENT RIGHTS
          A. Authority. The Plan Administrator shall have the discretionary authority to grant dividend equivalent rights in accordance with the terms of this Section VII. Each such Award shall be evidenced by an Award Agreement in the form approved by the Plan Administrator; provided however, that each such agreement shall comply with the terms specified below.
          B. Terms. The dividend equivalent rights may be granted as stand-alone awards or in tandem with other Awards made under the Plan. The term of each such Award shall be established by the Plan Administrator at the time of grant, but no such Award shall have a term in excess of ten (10) years.
          C. Entitlement. Each dividend equivalent right shall represent the right to receive the economic equivalent of each dividend or distribution, whether in cash, securities or other property (other than shares of Common Stock), which is made per issued and outstanding share of Common Stock during the term the dividend equivalent right remains outstanding. A special account on the books of the Corporation shall be maintained for each Participant to whom a dividend equivalent right is granted, and that account shall be credited per dividend equivalent right with each such dividend or distribution made per issued and outstanding share of Common Stock during the term of that dividend equivalent right remains outstanding.
          D. Timing of Payment. Payment of the amounts credited to such book account may be made to the Participant either concurrently with the actual dividend or distribution made per issued and outstanding share of Common Stock or may be deferred for a period specified by the Plan Administrator at the time the dividend equivalent right is initially granted or (to the extent permitted by the Plan Administrator) designated by the Participant pursuant to a timely deferral election made in accordance with the requirements of Code Section 409A.
          E. Form of Payment. Payment may be paid in (i) cash, (ii) shares of Common Stock or (iii) a combination of cash and shares of Common Stock, as determined by the Plan Administrator in its sole discretion and set forth in the Award Agreement. If payment is to be made in the form of Common Stock, the number of shares of Common Stock into which the cash dividend or distribution amounts are to be converted for purposes of the Participant’s book account may be based on the Fair Market Value per share of Common Stock on the date of conversion, a prior date or an average of the Fair Market Value per share of Common Stock over a designated period, as determined by the Plan Administrator in its sole discretion.
     VIII. AUTOMATIC GRANT PROGRAM FOR NON-EMPLOYEE DIRECTORS
          A. Automatic Grants. Awards shall be made to non-employee Board members as follows:

               1. Each individual who is first elected as a non-employee Board member at an annual meeting of the stockholders beginning with the 2008 Annual Meeting shall automatically be granted, on the date of such initial election, an Award in the form of restricted stock units covering that number of shares of Common Stock (rounded up to the next whole share) determined by dividing the Applicable Annual Amount by the Fair Market Value per share of Common Stock on such date, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.
               2. Each individual who is first elected or appointed as a non-employee Board member at any time after the 2008 Annual Meeting and other than at an annual meeting of stockholders shall automatically be granted on the date of such election or appointment, an Award in the form of restricted stock units covering that number of shares of Common Stock (rounded up to the next whole share) determined by dividing the Pro-rata Applicable Annual Amount by the Fair Market Value per share of Common Stock on such date, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary. The Pro-rata Applicable Annual Amount shall be determined by multiplying the Applicable Annual Amount by a fraction, the numerator of which is the difference between 12 and the number of whole months that have elapsed since the last annual stockholders meeting prior to such election or appointment and the denominator of which is 12.
               3. On the date of each annual stockholders meeting, beginning with the 2008 Annual Meeting, each individual who is at that time serving as, and is to continue to serve as, a non-employee Board member shall automatically be granted an Award in the form of restricted stock units covering that number of shares of Common Stock (rounded up to the next whole share) determined by dividing the Applicable Annual Amount by the Fair Market Value per share on such date. There shall be no limit on the number of such Annual Grants any one continuing non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) shall be eligible to receive one or more such Annual Grants over their period of continued Board service.
               4. The Applicable Annual Amount shall be determined by the Plan Administrator on or before the date of the grant, but in no event shall exceed One Hundred Twenty-Five Thousand Dollars ($125,000).
               5. Each restricted stock unit awarded under this Section VIII shall entitle the non-employee Board member to one share of Common Stock on the applicable issuance date following the vesting of that unit.
          B. Vesting of Awards and Issuance of Shares.
               1. Normal Vesting Provisions. The shares of Common Stock subject to each Award granted under Section VIII. A.1 and Section VIII. A.3 shall vest with respect to fifty percent (50%) of the shares on December 31 following the grant date of the Award (the “Initial Vesting Date”) and with respect to the remaining fifty percent (50%) of the shares on June 30 following the Initial Vesting Date provided the non-employee Board member continues in Board service through each such date. The shares of Common Stock subject to each Award granted under Section VIII. A.2 shall vest with respect to fifty percent (50%) of the shares on each of June 30 and December 31 following the grant date of the Award, provided the non-employee Board member continues in Board service through such date.
               2. Special Vesting Provisions. Should the non-employee Board member cease Board service by reason of death or Permanent Disability, then each Award made to such individual under this Section VIII and outstanding at the time of such cessation of Board service shall immediately vest in full. Should the non-employee Board member continue in Board service until the effective date of a Change in Control transaction, then each Award made to such individual under this Section VIII and outstanding at the time of the Change in Control shall, immediately prior to the effective date of that Change in Control transaction, vest in full and shall be issued to him or her as soon as administratively practicable thereafter, but in no event more than fifteen (15) business days after such effective date, or shall otherwise be converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders in the Change in Control and distributed at the same time as such stockholder payments.
               3. Issuance. The shares of Common Stock underlying each Award made under this Section VIII shall be issued as those shares vest in accordance with the foregoing vesting provisions; provided, however, that the Plan Administrator may allow one or more non-employee Board members to defer, in accordance with the applicable requirements of Code Section 409A and the regulations thereunder, the issuance of the vested shares to a designated date or until cessation of Board service or an earlier Change in Control.
          C. Dividend Equivalent Rights. Each restricted stock unit shall include a dividend equivalent right pursuant to which a book account shall be established for the non-employee Board member and credited from time to time with each dividend or distribution, whether in cash, securities or other property (other than shares of Common Stock) which is made per issued and outstanding share of Common Stock during the period the share of Common Stock underlying that restricted stock unit remains unissued. The amount credited to the book account with respect to such restricted stock unit shall be paid to the non-employee Board member concurrently with the issuance of the share of Common Stock underlying that unit, subject to the Corporation’s collection of any applicable withholding taxes.
     IX. EFFECT OF CHANGE IN CONTROL
          A. In the event of an actual Change in Control transaction, each option, stock appreciation right and restricted stock unit award outstanding at that time under the Plan but not otherwise fully vested shall automatically accelerate, immediately prior to the effective date of that Change in Control, as to all the shares of Common Stock at the time subject to such Award, unless (i) such Award is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) the acceleration of such Award is subject to other limitations imposed by the Plan Administrator.
          B. All outstanding repurchase rights shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full,

immediately prior to the effective date of an actual Change in Control transaction, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator.
          C. Immediately following the consummation of the Change in Control, all outstanding options, stock appreciation rights and restricted stock unit awards shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.
          D. Each Award denominated in shares of Common Stock which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities into which the shares of Common Stock subject to that Award would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise or base price or cash consideration payable per share in effect under each outstanding Award, provided the aggregate exercise or base price or cash consideration in effect for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, (iii) the maximum number and/or class of securities for which any one person may be granted Common Stock-denominated Awards under the Plan per calendar year and (iv) the number and/or class of securities subject to the Corporation’s outstanding repurchase rights under the Plan and the repurchase price payable per share. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Awards under the Plan and subject to the Plan Administrator’s approval, substitute, for the securities underlying those assumed rights, one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction, provided such common stock is readily traded on an established U.S. securities exchange or market.
          E. The Plan Administrator shall have the discretionary authority to structure one or more outstanding Awards so that those Awards shall, immediately prior to the effective date of an actual Change in Control transaction, vest as to all the shares of Common Stock at the time subject to those Awards, whether or not those Awards are to be assumed in the Change in Control transaction or otherwise continued in effect. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights so that those rights shall terminate immediately prior to the effective date of an actual Change in Control transaction, and the shares subject to those terminated rights shall thereupon vest in full.
          F. The Plan Administrator shall have full power and authority to structure one or more outstanding Awards so that those Awards shall vest as to all the shares of Common Stock at the time subject to those Awards in the event the Participant’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period following the effective date of any Change in Control transaction in which those Awards do not otherwise vest on an accelerated basis. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Participant at the time of such Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.
          G. The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-statutory Option under the Federal tax laws.
          H. The Plan Administrator shall have the discretionary authority to structure one or more cash, performance unit and dividend equivalent right awards so that such Awards shall automatically vest in whole or in part immediately prior to the effective date of an actual Change in Control transaction or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period following the effective date of such Change in Control.
          I. The Plan Administrator’s authority under Paragraphs E, F and H of this Section IX shall also extend to any Awards intended to qualify as performance-based compensation under Code Section 162(m), even though the automatic vesting of those Awards pursuant to Paragraphs E, F or H of this Section IX may result in their loss of performance-based status under Code Section 162(m).
ARTICLE THREE
MISCELLANEOUS
     I. DEFERRED COMPENSATION
          A. The Plan Administrator may, in its sole discretion, structure one or more Awards (other than options and stock appreciation rights) so that the Participants may be provided with an election to defer the compensation associated with those Awards for federal income tax purposes. Any such deferral opportunity shall comply with all applicable requirements of Code Section 409A.
          B. To the extent the Corporation maintains one or more separate non-qualified deferred compensation arrangements which allow the participants the opportunity to make notional investments of their deferred account balances in shares of Common Stock, the Plan Administrator may authorize the share reserve under the Plan to serve as the source of any shares of Common Stock that become payable under those deferred compensation arrangements. In such event, the share reserve under the Plan shall be reduced on a share-for-one share basis for each share of Common Stock issued under the Plan in settlement of the deferred compensation owed under those separate arrangements.

     II. TAX WITHHOLDING
          A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise, issuance or vesting of an Award under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.
          B. The Plan Administrator may, in its discretion, provide Participants to whom Awards are made under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise, issuance or vesting of those Awards or the issuance of shares of Common Stock thereunder. Such right may be provided to any such holder in either or both of the following formats:
               1. Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the issuance, exercise or vesting of such Award or the issuance of shares of Common Stock thereunder, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by such individual. The shares of Common Stock so withheld shall not reduce the number of shares of Common Stock authorized for issuance under the Plan.
               2. Stock Delivery: The election to deliver to the Corporation, at the time of the issuance, exercise or vesting of such Award or the issuance of shares of Common Stock thereunder, one or more shares of Common Stock previously acquired by such individual (other than in connection with the exercise, share issuance or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the individual. The shares of Common Stock so delivered shall neither reduce the number of shares of Common Stock authorized for issuance under the Plan nor be added to the number of shares of Common Stock authorized for issuance under the Plan.
     III. SHARE ESCROW/LEGENDS
          Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.
     IV. EFFECTIVE DATE AND TERM OF THE PLAN
          A. The Plan shall become effective on the Plan Effective Date.
          B. One or more provisions of the Plan, including (without limitation) the vesting acceleration provisions of the Plan relating to Changes in Control, may, in the Plan Administrator’s discretion, be extended to one or more Awards incorporated from the Predecessor Plan which do not otherwise contain such provisions.
          C. The Plan shall terminate upon the earliest to occur of (i) March 4, 2018, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares or (iii) the termination of all outstanding Awards in connection with a Change in Control. Should the Plan terminate on March 4, 2018, then all Awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing those Awards.
     V. AMENDMENT OF THE PLAN
          A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects, subject to stockholder approval to the extent required under applicable law or regulation or pursuant to the listing standards of the Stock Exchange on which the Common Stock is at the time primarily traded. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Participant consents to such amendment or modification.
          B. The Compensation Committee shall have the discretionary authority to adopt and implement from time to time such addenda or subplans to the Plan as it may deem necessary in order to bring the Plan into compliance with applicable laws and regulations of any foreign jurisdictions in which Awards are to be made under the Plan and/or to obtain favorable tax treatment in those foreign jurisdictions for the individuals to whom the Awards are made.
          C. Awards may be made under the Plan that involve shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided no shares shall actually be issued pursuant to those Awards until the number of shares of Common Stock available for issuance under the Plan is sufficiently increased by stockholder approval of an amendment of the Plan authorizing such increase. If such stockholder approval is not obtained within twelve (12) months after the date the first excess Award is made, then all Awards granted on the basis of such excess shares shall terminate and cease to be outstanding.
     VI. USE OF PROCEEDS
          Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.
     VII. REGULATORY APPROVALS
          A. The implementation of the Plan, the granting of any Award under the Plan and the issuance of any shares of Common Stock in connection with the issuance, exercise or vesting of any Award under the Plan shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the shares of Common Stock issuable pursuant to those Awards.
          B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any Stock Exchange on which Common Stock is then listed for trading.

     VIII. NO EMPLOYMENT/SERVICE RIGHTS
     Nothing in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

APPENDIX
          The following definitions shall be in effect under the Plan:
          A. Award shall mean any of the following awards authorized for issuance or grant under the Plan: options, stock appreciation rights, stock awards, restricted stock units, performance units, dividend equivalent rights and cash incentive awards.
          B. Award Agreement shall mean the agreement(s) between the Corporation and the Participant evidencing a particular Award made to that individual under the Plan, as such agreement(s) may be in effect from time to time.
          C. Board shall mean the Corporation’s Board of Directors.
          D. Change in Control shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:
          (i) Change in Control shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.
          (ii) In the absence of any other Change in Control definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:
               a) a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction,
               b) a sale, transfer or other disposition of all or substantially all of the Corporation’s assets, or
               c) the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) becomes directly or indirectly (whether as a result of a single acquisition or by reason of one or more acquisitions within the twelve (12)-month period ending with the most recent acquisition) the beneficial owner (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) fifty percent (50%) or more of the total combined voting power of the Corporation’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation’s existing stockholders.
          E. Code shall mean the Internal Revenue Code of 1986, as amended.
          F. Common Stock shall mean the Corporation’s Common Stock.
          G. Compensation Committee shall mean the Compensation Committee of the Board comprised of two (2) or more non-employee Board members.
          H. Corporation shall mean PharmaNet Development Group, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of PharmaNet Development Group, Inc. which has by appropriate action assumed the Plan.
          I. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
          J. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.
          K. Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on date on question on the Stock Exchange serving as the primary market for the Common Stock, as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global or Global Select Market) or as officially quoted in the composite tape of transactions on any other Stock Exchange on which the Common Stock is then primarily traded. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.
          L. Good Reason shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:
          (i) Good Reason shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

          (ii) In the absence of any other Good Reason definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Good Reason shall mean an individual’s voluntary resignation following (A) a change in his or her position with the Corporation (or any Parent or Subsidiary) which materially reduces his or her duties, responsibilities or authority, (B) a material diminution in the duties, responsibilities or authority of the person to whom such individual reports, (C) a material reduction in such individual’s level of base compensation, with a reduction of more than fifteen percent (15%) to be deemed material for such purpose, or (D) a material relocation of such individual’s place of employment, with a relocation of more than fifty (50) miles to be deemed material for such purpose, provided, however, that a resignation for Good Reason may be effected only after (i) the individual provides written notice to the Corporation of the event or transaction constituting grounds for such resignation within sixty (60) days after the occurrence of that event or transaction and (ii) the Corporation fails to take the requisite remedial action with respect to such event or transaction within thirty (30) days after receipt of such notice.
          M. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.
          N. Involuntary Termination shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:
          (i) Involuntary Termination shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.
          (ii) In the absence of any other Involuntary Termination definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Involuntary Termination shall mean such individual’s involuntary dismissal or discharge by the Corporation (or any Parent or Subsidiary) for reasons other than Misconduct, or such individual’s voluntary resignation for Good Reason.
          O. Misconduct shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:
          (i) Misconduct shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.
          (ii) In the absence of any other Misconduct definition in the Award Agreement for a particular Award (or in any other agreement incorporated by reference into the Award Agreement), Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.
          P. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.
          Q. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.
          R. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
          S. Participant shall mean any person who is granted an Award under the Plan.
          T. Performance Goals shall mean any of the following performance criteria upon which the vesting of one or more Awards under the Plan may be based: (i) pre-tax or after-tax earnings, profit or net income, (ii) revenue or revenue growth, (iii) earnings per share, (iv) return on assets, capital or stockholder equity, (v) total stockholder return, (vi) gross or net profit margin, (vii) cash flow, (viii) earnings or operating income before interest, taxes, depreciation, amortization and/or charges for stock-based compensation, (ix) market share, (x) increases in customer base, (xi) operating income, net operating income or net operating income after recorded tax expense; (xii) operating profit, net operating profit or net operating profit after recorded tax expense, (xiii) operating margin, (xiv) cost reductions or other expense control objectives, (xv) market price of the Common Stock, whether measured in absolute terms or in relationship to earnings or operating income, (xvi) budget objectives, (xvii) working capital, (xviii) mergers, acquisitions or divestitures or (xix) measures of customer satisfaction. Each performance criteria may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation’s business units or divisions or any Parent or Subsidiary. Each applicable Performance Goal may include a minimum threshold level of performance below which no Award will be earned, levels of performance at which specified portions of an Award will be earned and a maximum level of performance at which an Award will be fully earned. Each applicable Performance Goal may be structured at the time of the Award to provide for appropriate adjustment for one or more of the following items: (A) asset impairments or write-downs; (B) litigation judgments or claim settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Corporation’s annual report to shareholders for the applicable year; (F) the operations of any business acquired by the Corporation or any Parent or Subsidiary or of any joint venture in which the Corporation or any Parent or Subsidiary participates; (G) the divestiture of one or more business operations or the assets thereof; or (H) the costs incurred in connection with such acquisitions or divestitures.
          U. Permanent Disability or Permanently Disabled shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:
          (i) Permanent Disability or Permanently Disabled shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.
          (ii) In the absence of any other definition of Permanent Disability or Permanently Disabled in the Award Agreement for a particular Award (or in any other agreement incorporated by reference into the Award Agreement), Permanent Disability or Permanently Disabled shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.
          V. Plan shall mean the Corporation’s 2008 Incentive Compensation Plan, as set forth in this document.
          W. Plan Administrator shall mean the particular entity or individual, whether the Compensation Committee (or subcommittee thereof), the Board, the Secondary Board Committee or executive officer authorized to administer the Plan with respect to one or more classes of eligible persons, to the extent such entity or individual is carrying out its administrative functions under the Plan with respect to the persons under the jurisdiction of such entity or individual.
          X. Plan Effective Date shall mean the date upon which the Plan shall be approved by the Corporation’s stockholders.
          Y. Predecessor Plan shall mean the Corporation’s Amended and Restated 1999 Stock Plan in effect immediately prior to the Plan Effective Date hereunder.
          Z. Secondary Board Committee shall mean a committee of one or more Board members appointed by the Board to administer the Plan with respect to eligible persons other than Section 16 Insiders.
          AA. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

          BB. Service shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:
          (i) Service shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.
          (ii) In the absence of any other definition of Service in the Award Agreement for a particular Award (or in any other agreement incorporated by reference into the Award Agreement), Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance. For purposes of this particular definition of Service, a Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) the Participant no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which the Participant is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Participant may subsequently continue to perform services for that entity.
          (iii) Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that should such leave of absence exceed three (3) months, then for purposes of determining the period within which an Incentive Option may be exercised as such under the federal tax laws, the Participant’s Service shall be deemed to cease on the first day immediately following the expiration of such three (3)-month period, unless Participant is provided with the right to return to Service following such leave either by statute or by written contract. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Participant is on a leave of absence.
          CC. Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.
          DD. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          EE. 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).
          FF. Withholding Taxes shall mean the applicable federal, state and foreign income and employment withholding taxes and other payments to which the holder of an Award under the Plan may become subject in connection with the issuance, exercise or vesting of that Award or the issuance of shares of Common Stock thereunder.


PHARMANET DEVELOPMENT GROUP, INC.
This proxy is solicited on behalf of the Board of Directors
for the Annual Meeting of Stockholders
The undersigned hereby constitutes and appoints Jeffrey P. McMullen and John P. Hamill and each of them, with full power of substitution, the attorneys and proxies of the undersigned to attend the Annual Meeting of Stockholders of PharmaNet Development Group, Inc. (the “Company”), to be held at 9:30 a.m., local time, on June 4, 2008, at the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey 08540, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as indicated on the proposals as more fully set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting, and in their discretion upon such other matters as may come before the meeting.
(Continue and to be signed on the Reverse Side.)
14475

ANNUAL MEETING OF STOCKHOLDERS OF
PHARMANET DEVELOPMENT GROUP, INC.
June 4, 2008
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
ê   Please detach along perforated line and mail in the envelope provided.    ê
■  20730000330000000000 6                                                  060408

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2,3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of directors to serve on the Board of Directors of the Company for a one-year term until the 2009 Annual Meeting of Stockholders of the Company:						FOR	AGAINST	ABSTAIN
2.
I hereby approve an amendment and restatement of the PharmaNet Development Group, Inc. 2004 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance under the Purchase Plan from 550,000 shares to 700,000 shares and (ii) effect various technical revisions to facilitate the administration of the Purchase Plan and maintain its compliance with applicable laws and regulations to the Company’s 2004 Employee Stock Purchase Plan to increase the number of shares available under the Purchase Plan by 150,000 shares.
							☐	☐	☐

☐	FOR ALL NOMINEES	NOMINEES:
		¡	Rolf A. Classon
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Lewis R. Elias, M.D. Arnold Golieb
☐	FOR ALL EXCEPT	¡	Jeffrey P. McMullen
	(See instructions below)	¡	David M. Olivier		3.	I hereby approve the PharmaNet Development Group, Inc. 2008 Incentive Compensation Plan.	☐	☐	☐
		¡	Peter G. Tombros
		¡	Per Wold-Olsen		4.	I hereby ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008.	☐	☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

If no direction is indicated, all proposals will be voted "FOR" as recommended by the Company's board of directors.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■
■

ANNUAL MEETING OF STOCKHOLDERS OF
PHARMANET DEVELOPMENT GROUP, INC.
June 4, 2008

PROXY VOTING INSTRUCTIONS
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
- or -
TELEPHONE- Call toll-free 1-800-PROXIES
(1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
ê  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  ê
■  20730000330000000000   6                                                  060408

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2,3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of directors to serve on the Board of Directors of the Company for a one-year term until the 2009 Annual Meeting of Stockholders of the Company:						FOR	AGAINST	ABSTAIN
2.
I hereby approve an amendment and restatement of the PharmaNet Development Group, Inc. 2004 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance under the Purchase Plan from 550,000 shares to 700,000 shares and (ii) effect various technical revisions to facilitate the administration of the Purchase Plan and maintain its compliance with applicable laws and regulations to the Company’s 2004 Employee Stock Purchase Plan to increase the number of shares available under the Purchase Plan by 150,000 shares.
							☐	☐	☐

☐	FOR ALL NOMINEES	NOMINEES:
		¡	Rolf A. Classon
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Lewis R. Elias, M.D. Arnold Golieb
☐	FOR ALL EXCEPT	¡	Jeffrey P. McMullen
	(See instructions below)	¡	David M. Olivier		3.	I hereby approve the PharmaNet Development Group, Inc. 2008 Incentive Compensation Plan.	☐	☐	☐
		¡	Peter G. Tombros
		¡	Per Wold-Olsen		4.	I hereby ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2008.	☐	☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

If no direction is indicated, all proposals will be voted "FOR" as recommended by the Company’s board of directors.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■
■